Exhibit T3C

REGUS BUSINESS CENTRE BV,

REGUS PLC,

and

REGUS BUSINESS CENTRE CORP.,

as the Issuer,

REGUS GROUP PLC,

as the Guarantor,

and

WILMINGTON TRUST COMPANY,

as the Trustee

INDENTURE

Dated as of             , 2003

Convertible Unsecured Loan Stock due 2009

i

INDENTURE

THIS INDENTURE (this “Indenture”) is made and entered into as of             , 2003, by and among Regus Business Centre BV, a company incorporated in the Netherlands (“BV”), Regus plc, a company incorporated in England and Wales (“PLC”), Regus Business Centre Corp., a Delaware corporation (“RBCC”) (each of BV, PLC, and RBCC shall hereinafter be referred to severally and individually only, and not jointly, together with each of their respective successors, as, the “Company”), Regus Group plc, a company incorporated in England and Wales (the “Guarantor”), and Wilmington Trust Company, a Delaware corporation, as the Trustee (the “Trustee”).

RECITALS

WHEREAS, all things necessary have been done to make the Securities and the Guarantees, when executed by the Company and the Guarantor, as applicable, and authenticated and delivered hereunder and duly issued by the Company and the Guarantor, as applicable, the valid obligations of the Company and the Guarantor, as applicable, and to make this Indenture a valid and legally binding agreement of the Company and the Guarantor, as applicable, in accordance with their and its terms;

WHEREAS, the Securities and certain obligations of the Company shall be Guaranteed by the Guarantor; and

WHERAS, this Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

NOW THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and for other good valuable consideration, the receipt and sufficiency of which are herein acknowledged, each party hereby agrees for the equal and ratable benefit of all holders of the Securities as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular,

(b) all terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all other capitalized but undefined terms used herein shall have the same meaning as set forth in the Deed Polls constituting the CULS (as defined below);

(d) all accounting terms not otherwise defined herein have the meanings assigned to then in accordance with GAAP; and,

(e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act” when used with respect to any Holder has the meaning specified in Section 1.5.

“Affiliate” of any Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person; or (ii) any Person who is a director or executive officer (as defined in Rule 3b-7 of the Exchange Act) of either (1) such specified Person, (2) any Subsidiary of such specified Person, or (3) any Person described in clause (i) above. For the purpose of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the board of directors of a Person or any duly authorized committee of the Board of Directors of a Person.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day of the year other than a Saturday or a Sunday on which banking institutions are not required or authorized to close in the City of New York or London or the city in which the principal corporate trust office of the Trustee is located.

“BV CULS” means the convertible unsecured loan stock issued pursuant to the BV Deed Poll.

“BV Deed Poll” means that certain Deed Poll by BV and the Guarantor dated                  , 2003, along with the Schedules attached thereto, including the Form of Certificate for Stock Units, the Conditions, the Form of Conversion Notice, and the Provisions, all of which are attached hereto as Exhibit A.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the party named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its President or a Vice President,

and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and which officers are identified on the list of authorized officers delivered by the Company to the Trustee on the date hereof (as such list may be modified or supplemented from time to time thereafter), and delivered to the Trustee.

“Conversion Agent” has the meaning specified in Section 2.4.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington Delaware 19890, Attention: Mary St. Amand.

“CULS” means, individually or collectively, as the context requires, the BV CULS, the PLC CULS, and/or the RBCC CULS.

“Deed Poll” means, collectively, the BV Deed Poll attached hereto as Exhibit A, the PLC Deed Poll attached hereto as Exhibit B, and/or the RBCC Deed Poll attached hereto as Exhibit C.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.8.

“Event of Default” has the meaning specified in Article V.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Generally accepted accounting principles” or “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States from time to time.

“Guarantee” means a Guarantee on the terms set forth in the Deed Polls constituting the CULS by the Guarantor of the Company’s obligations with respect to the Securities.

“Guarantor” means Regus Group plc.

“Holder” means a respective “Stockholder” as such term is used in the respective BV CULS, PLC CULS and RBCC CULS and in whose name a CULS is registered.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Security.

“Officer” means the Chairman of the Board, President, Director, Vice President, Secretary or Treasurer of the Company.

“Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer, or principal accounting officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel in form and substance reasonably satisfactory to the Trustee, who may be counsel for the Company (except as otherwise expressly provided in this Indenture) or the Trustee, and who shall be reasonably acceptable to the Trustee.

“Outstanding”, when used in respect to the PLC CULS, BV CULS, and RBCC CULS, as applicable, means, as of the date of determination, all the Securities theretofore authenticated and delivered under this Indenture, except:

(a) the Securities theretofore cancelled and delivered to the Trustee or delivered to the Trustee for cancellation;

(b) the Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c) the Securities in exchange for, or in lieu of, which other Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only the Securities which the Trustee knows to be so owned shall be so disregarded. The Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company.

“Paying Agent” has the meaning specified in Section 2.4.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PLC CULS” means the convertible unsecured loan stock issued pursuant to the PLC Deed Poll.

“PLC Deed Poll” means that certain Deed Poll by PLC and the Guarantor dated                  , 2003, along with the Schedules attached thereto, including the Form of Certificate for Stock Units, the Conditions, the Form of Conversion Notice, and the Provisions, all of which are attached hereto as Exhibit B.

“RBCC CULS” means the convertible unsecured loan stock issued pursuant to the RBCC Deed Poll.

“RBCC Deed Poll” means that certain Deed Poll by RBCC and the Guarantor dated                  , 2003, along with the Schedules attached thereto, including the Form of Certificate for Stock Units, the Conditions, the Form of Conversion Notice, and the Provisions, all of which are attached hereto as Exhibit C.

“Register” has the meaning specified in Section 2.4.

“Registrar” has the meaning specified in Section 2.4.

“Regular Record Date” for the interest payable on any Interest Payment Date means the fourteenth day (whether or not a Business Day) prior to the applicable Interest Payment Date.

“Responsible Officer”, when used with respect to the Trustee, means any officer assigned to the Corporate Trust Office, including any Vice President, Assistant Vice President, Assistant Secretary or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities” or “Security” means the respective BV CULS, PLC CULS and RBCC CULS issued in conjunction with, and governed by, this Indenture.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.8.

“Stated Maturity”, when used with respect to any Security or any installment of interest on any Security, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest, respectively, is due and payable, including, but not limited to, as a result of conversion or redemption, as applicable.

“Trustee” means the Person named as “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Sections 1.2 and 8.5.

“Trust Officer” means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

Section 1.2 Trust Indenture Act. The provisions of Trust Indenture Act Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are part of and govern this Indenture upon and so long as the Indenture and the Securities are subject to the Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with such duties, the imposed duties shall control. If a provision of the Trust Indenture Act requires or permits a provision of this Indenture to be amended and the Trust Indenture Act is amended, then the Indenture provision shall be automatically amended to like effect.

Section 1.3 Compliance Certificates and Opinions. Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor, as applicable, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants the compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, if requested by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 314(a)(4) of the Trust Indenture Act) shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

The Trustee may conclusively rely on and be fully protected in acting in reliance on any such Officers’ Certificate or Opinion of Counsel without any further investigation on its part as to any matter contained therein.

Section 1.4 Form of Documents Delivered to the Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, any one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Any certificate or opinion of an officer of the Company or the Guarantor or any Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate, statement or opinion of an accountant or firm of accountants, unless such officer or counsel, as the case maybe, knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion with respect to the accounting matters upon which such certificate or opinion is based is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.5 Acts of the Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company, and the Guarantor, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing, or of a writing appointing any such agent, may be proved in any reasonable manner which the Trustee deems sufficient.

(c) The ownership of the Securities shall be proved by the Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefore or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.6 Notices.

(a) Subject to Section 1.6(b) and Section 1.6(c), and subject to the requirements of the Trust Indenture Act, any notice required for any purpose under this Indenture shall be in writing and shall be served or given by (i) leaving it at the address of the party to be served, or (ii) sending it by pre-paid first class post or pre-paid international air mail as appropriate and shall, in the case of notices to:

(1) a Holder, be addressed to that Holder at his address as shown in the Register of the Holders or in the case of joint holders, addressed to the Holder whose name appears first in the Register of the Holders at his address as shown in the Register;

(2) the Trustee, be addressed to it at its Corporate Trust Office from time to time or at any other address previously furnished in writing to the Holders and the Company by the Trustee; and

(3) the Company or the Guarantor, be addressed to the Company Secretary of the Company or the Guarantor, as the case may be, at the registered office of such company from time to time.

(b) In the case of notices required to be sent by the Trustee to the Company and/or the Guarantor under Section 1.6(a), notices shall, in addition to being served by a method referred to in Section 1.6(a), be served by sending any such notice by facsimile, in the case of notices to:

(1) the Company, marked for the attention of the Company Secretary, to facsimile number 44 1932 895 261 (or such other number as may be notified by the Company to the Trustee from time to time); and

(2) the Guarantor, marked for the attention of the Company Secretary, to facsimile number 44 1932 895 261 (or such other number as may be notified by the Guarantor to the Trustee from time to time);

provided always that a receipt indicating complete transmission of the notice is obtained by the sender.

(c) In the case of notices required to be sent by the Company and/or the Guarantor to the Trustee under Section 1.6(a), notices may be served by sending any such notice by facsimile to the Trustee, marked for the attention of Mary St. Amand, Wilmington Trust Company, to facsimile number (212) 636-4140 (or such other number as may be notified by the Trustee to the Company and/or the Guarantor from time to time) provided always that a receipt indicating complete transmission of the notice is obtained by the sender and that a copy of the notice is also sent to the recipient using a method referred to in Section 1.6(a) by no later than the end of the next Business Day.

(d) Any notice given under Section 1.6(a) shall be deemed to have been served (i) on the Business Day on which it is left at the address of the party to be served, or (ii) at the start of the second (in the case of notices sent by first class post) or the fourth (in the case of notices sent by international air mail) Business Day following that on which it is posted, and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed and delivered (in the case of notices left at the address of the party to be served) or stamped, addressed and posted (in the case of notices sent by post), and any notice given under Section 1.6(b) or Section 1.6(c) shall be deemed to have been served at the start of the Business Day immediately following the day on which the facsimile was transmitted.

Section 1.7 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.8 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not, and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Deed Polls constituting the CULS shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 1.9 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE. SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT, THE LAWS OF ENGLAND SHALL GOVERN THE DEED POLLS CONSTITUTING THE CULS.

Section 1.12 Legal Holidays. In any case where any Interest Payment Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or Stated Maturity, as the case may be, to the next succeeding Business Day.

Section 1.13 Counterparts. This Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Indenture.

Section 1.14 Immunity of Shareholders, Directors, Officers and Agents of the Company and the Trustee. The Trustee recognizes and agrees that the obligations of the Company under the Indenture and the Securities and all documents delivered in the name of the Company in connection herewith and therewith do not and shall not constitute personal obligations of the directors, officers or shareholders, as such, past, present or future, of the Company, and shall not involve any claim against or personal liability on the part of any of them, and the Trustee agrees to look solely to the assets of the Company in respect thereof and agrees not to seek recourse against such directors, officers or shareholders of the Company or any of their personal assets for such satisfaction.

The obligations of the Trustee under the Indenture and the Securities do not and shall not constitute personal obligations of the directors, officers, shareholders or agents, as such, past present or future, of the Trustee and shall not involve any claim against or personal liability on the part of any of them and no person shall seek recourse against such directors, officers, shareholders or agents of the Trustee or any of their personal assets for satisfaction thereof.

Section 1.15 Consent to Jurisdiction; Venue; Agent. Each of the parties hereto hereby expressly and irrevocably submits to the concurrent jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in the City of New York, or the courts of England, in any action, suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby to the extent that such court has subject matter jurisdiction over the controversy. Each of the Company and the Guarantor waives (and agrees not to raise), to the extent permitted under applicable law, any objection, on the ground of forum non conveniens or on any other ground, to the taking of any proceedings in any court in accordance with this Section 1.15. Each of the Company and the Guarantor also agrees that a judgment against it in any proceedings brought in any jurisdiction in accordance with this Section 1.15 shall be conclusive and binding upon it and may be enforced in any other jurisdiction. Each of the Company and the Guarantor hereby appoints CT Corporation, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, or any successor thereto, as their authorized agent in New York on which process may be served in relation to any proceedings that may be instituted in any United States Federal court or New York State court sitting in the Borough of Manhattan in the City of New York.

Section 1.16 Rules by the Paying Agent, Conversion Agent and Registrar. The Paying Agent, Conversion Agent and the Registrar may make reasonable rules for their functions.

ARTICLE II

THE SECURITIES

Section 2.1 Form and Dating; Incorporation by Reference; Separate Issues. The Securities and the certificate of authentication shall be substantially in the form required by the Deed Polls constituting the BV CULS, the PLC CULS, and the RBCC CULS. Each Security shall be dated the date of its authentication. The Deed Polls constituting the BV CULS, the PLC CULS, and the RBCC CULS are attached hereto as Exhibit A, Exhibit B, and Exhibit C, respectively, and are incorporated herein by reference. To the extent of any conflict or inconsistency between the terms and conditions of this Indenture and the Deed Polls constituting the CULS, the terms and conditions of this Indenture shall control. This Indenture shall apply separately, independently, and equally, but not jointly or collectively, with respect to each of the respective BV CULS, the PLC CULS, and the RBCC CULS, and, except as expressly stated in this Indenture or in the Deed Poll constituting the applicable CULS, no Holders thereof shall be affected in any way by the application of the terms, definitions, conditions and provisions of this Indenture to the other CULS issued in conjunction herewith. Similarly, the phrase “affected thereby,” when used to describe the percentage in principal amount of the Outstanding Securities necessary for Holder consents, is intended to mean that the consent of Holders with respect to each of the PLC CULS, the BV CULS or the RBCC CULS at issue, without cross-reference or aggregation to any other tranche, shall be obtained separately and independently of each other, and it is not intended that the assertion of rights by Holders under a particular tranche shall affect the rights of Holders of any other tranche of the PLC CULS, the BV CULS or the RBCC CULS.

Section 2.2 Amount of the Securities. The total amount of the Securities available to be issued pursuant to the Deed Polls constituting the BV CULS, the PLC CULS, and the RBCC CULS is limited to $             in aggregate principal amount.

Section 2.3 Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security is still valid. A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Trustee, upon Company Order, shall date and authenticate the Securities for original issue up to the amount stated in clause 3.1 of the Deed Poll constituting the applicable CULS. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities. An authenticating agent may authenticate the Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an agent to deal with the Company or an Affiliate.

Section 2.4 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where the Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where the Securities may be presented for purchase or payment (“Paying Agent”) and an office or agency where the Securities may be presented for conversion (“Conversion Agent”). Whenever the Company must issue or deliver the Securities in conjunction with this Indenture, the Trustee shall authenticate the Securities at the

Company’s Request. The Registrar shall keep a register of the Securities and of their transfer and exchange (“Register”). The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents which shall be reasonably acceptable to the Trustee. The term Paying Agent includes any additional paying agent, and the term Conversion Agent includes any additional conversion agent. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate additional compensation therefore. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar. The Company initially appoints the Trustee as Registrar, Conversion Agent, and Paying Agent in connection with the Securities and the Trustee hereby accepts such appointment.

Section 2.5 Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company (or, if applicable, the Guarantor) shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of the principal of or interest on the Securities and will notify the Trustee of any Default by the Company (or, if applicable, the Guarantor) in making any such payment. During the continuance of an Event of Default, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Company or any Affiliate acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

Section 2.6 Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon surrender of a Security for registration of transfer. When a Security is presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of the Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met and the Security has not been redeemed. All the Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange, including without limitation the Guarantee.

Section 2.7 Replacement Securities. If any Security has been worn out or defaced, then on production of the Security to the Company, the Company shall cancel the same and issue a new Security in lieu of the worn out or defaced Security. If any Security is lost or destroyed, then, in the case of destruction, on proof thereof to the satisfaction of the Company, or in the default of proof of destruction or in the case of a loss, on such indemnity as the Company and the Trustee may reasonably deem adequate being given, a new Security in lieu of that Security may be given to the person entitled to such lost or damaged Security. An entry as to the issuance of the new Security and indemnity (if any) shall be made in the Register.

Section 2.8 Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, prior to any Interest Payment Date shall be paid to the Person in whose name the Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon shall be at the applicable rate referred to in Condition 2.1 of the Deed Poll constituting the applicable CULS plus two percent, and shall be herein collectively called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee in immediately available funds an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, and such money when deposited shall be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment date and the amount of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his or her address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so called, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.9 Persons Deemed Owners. Prior to and at the time of due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, and (subject to Section 2.8) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.10 Cancellation. All of the Securities surrendered for payment, conversion, registration of transfer or exchange shall be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any of the Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all of the Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace the Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to the Deed Poll constituting the applicable CULS. No Securities shall be authenticated in lieu of or in exchange for any of the Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a Company Order the Company directs that cancelled Securities be returned to it.

ARTICLE III

REDEMPTION

Section 3.1 Redemption; Notice of Redemption. The Securities are eligible for repayment, prepayment, purchase and redemption in accordance with the provisions of Condition 5 of Schedule 2 of the Deed Poll constituting the applicable CULS. At least 30 days but not more than 60 days before a redemption date, unless otherwise set forth in the Deed Polls constituting the CULS, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed. The notice shall state that it is a notice of redemption, identify the Securities to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) the conversion price;

(d) the name and address of the Paying Agent and Conversion Agent;

(e) that convertible Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the redemption date;

(f) that Holders who want to convert the Securities must satisfy the requirements for conversion set forth in the Securities;

(g) that the Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

(h) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

Section 3.2 Effect of Notice of Redemption. Subject to the Deed Polls constituting the CULS, once notice of redemption is mailed, the Securities called for redemption become due and payable on the redemption date at the redemption price, and upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.3 Deposit of Redemption Price. On or before the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any Affiliate is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, and accrued interest on, all the Securities to be redeemed on that date other than the Securities or portions of the Securities called for redemption which have been delivered by the Company to the Registrar for cancellation. The Paying Agent shall return to the Company any money not required for that purpose because of conversion of the Securities. Unless the Company shall default in the payment of the Securities (and accrued interest) called for redemption, interest on such Securities shall cease to accrue after the redemption date.

Section 3.4 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

CONVERSION

Section 4.1 Conversion Right. A Holder of a Security may convert it into Ordinary Shares in accordance with the Conditions set forth in Schedule 2 of the Deed Poll constituting the applicable CULS.

ARTICLE V

REMEDIES

Section 5.1 Events of Default. “Event of Default”, wherever used herein, means any one of the events set forth in Condition 5.17 of Schedule 2 of the Deed Polls constituting the CULS.

Section 5.2 Collection of Indebtedness and Suits for Enforcement by Trustee. Each of the Company and the Guarantor covenants that (a) in the case of a default in payment of principal of any Security, at the Stated Maturity thereof, or (b) in the case of a default in the payment of any interest on any Security, when such interest becomes due and payable, and in the case of either (a) or (b) such default continues for such period as may be prescribed in this Indenture or in the Deed Poll constituting the applicable CULS, each of the Company and the Guarantor will, upon written demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest (including Defaulted Interest, if any) and, in addition thereto, such further amount as shall be sufficient to cover unpaid costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee. If the Company and the Guarantor fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and remaining unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or the Guarantor or any other obligor upon the Securities, wherever situated. If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in the Deed Poll constituting the applicable CULS, or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 5.3 The Trustee May File Proofs of Claims. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, rehabilitation, conservation, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor of their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of organization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.4 The Trustee May Enforce Claims Without Possession of the Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.5 Application of Money Collected. Any money collected by the Trustee pursuant to this Article, shall be applied in the following order, at the date or dates fixed by the Trustee:

FIRST: To the payment of all amounts due the Trustee under Section 6.7 to the extent not paid by RBCC or the Guarantor;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest; and

THIRD: The balance, if any, to the Person or Persons entitled thereto.

Section 5.6 Limitation on Suits. No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than 25% in principal amount of the Outstanding Securities affected thereby shall have made written request to the Trustee to institute proceedings in respect of such continuing Event of Default in its own name as the Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee reasonable security or indemnity reasonably satisfactory to the Trustee against the cost, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding;

(e) the Holders of a majority in principal amount of the Outstanding Securities affected thereby do not give the Trustee a direction inconsistent with the request during such 60-day period; and

(f) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities affected thereby; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, distribute or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.7 Unconditional Right of the Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, and (subject to Section 2.8) interest on, such Security on the respective Stated Maturities expressed in such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected adversely without the consent of such Holder.

Section 5.8 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantor, the Trustee and the Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Trustee and the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.11 Control by the Holders. The Holders of a majority in principal amount of Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, in connection with the Outstanding Securities affected thereby, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c) the Trustee in good faith shall not determine that the action so directed would be unduly prejudicial to the Holders not taking part in such direction or shall not have reasonable cause to believe adequate indemnity against risk or liability is not reasonably assured to it.

The Company may set a record date for purposes of determining the identity of the Holders of the Securities entitled to vote or consent to any action by vote or consent authorized or permitted by Subsection 316(a) of the Trust Indenture Act. Such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of the Holders of the Securities furnished to the Trustee pursuant to Section 7.1 of this Indenture prior to such solicitation.

Section 5.12 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities thereby affected by notice to the Trustee may on behalf of the Holders of all the Securities affected thereby waive any past Default hereunder and its consequences, except a Default:

(a) in the payment of the principal of or interest on any Security, for which a waiver of past Default shall require the consent of each Holder of Outstanding Securities affected thereby, or

(b) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Security affected thereby for which a waiver of past Default shall require the consent of each Holder of Outstanding Securities affected thereby.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.13 Waiver or Stay or Extension Laws. Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount or any accrued cash interest in respect of the Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificate or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under duty to examine the same to determine whether or not they conform to the requirements for this Indenture.

(b) In case an Event of Default of which the Trustee has actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

The provisions of this Section 6.1 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

Section 6.2 Notice of Defaults. Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit by mail to all of the Holders, as their names and addresses appear in the Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 6.3 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act, subject to the provisions of Section 6.1:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence or bad faith on its part, rely upon an Officers’ Certificate and Opinion of Counsel;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it herein in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, condition, consent, order, bond, debenture, note, other evidence or indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and, after the occurrence and during the continuance of an Event of Default, prudently believes to be authorized or within its rights or powers hereunder;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified hereunder, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder or thereunder; and

(j) the permissive rights of the Trustee to take or refrain from taking any action enumerated in this Indenture shall not be construed as a duty.

Section 6.4 Not Responsible for Recitals or Issuance of the Securities. The recitals contained herein, and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 6.5 May Hold the Securities. The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of the Securities, and, subject to Sections 6.8 and 6.13, if operative, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

Section 6.6 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder.

Section 6.7 Compensation and Reimbursement. RBCC covenants and agrees:

(a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to be agreed to in writing by the Trustee and RBCC;

(b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure RBCC’s payment obligations in this Section 6.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee except such money and property held in trust to pay principal of and interest on particular Securities. Such lien shall survive satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an insolvency Event of Default, such expenses and the compensation for such services are intended to constitute expenses of administration under any federal or state bankruptcy law.

Section 6.8 Qualification of the Trustee; Conflicting Interests. The Trustee shall be subject to and comply with the provisions of Section 310(b) of the Trust Indenture Act regarding the disqualification or the Trustee in the event that it acquires any conflicting interest as therein defined.

Section 6.9 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which satisfies the requirements of Trust Indenture Act Sections 310(a)(1) and 310(a)(5), has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by Federal or State authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in Section 6.10.

Section 6.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b) The Trustee may resign at any time by giving written notice thereof to the Company and by mailing notice thereof by first class mail to the Holders of the Securities at their last addresses as they shall appear in the Register. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder who has been a bona fide Holder of a Security for at least six months may, subject to the provisions of Section 6.10, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

(c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of all Outstanding Securities, delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 6.8 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months unless the Trustee’s duty to resign is stayed in accordance with Section 310(b) of the Trust Indenture Act, or

(ii) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefore by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (1) the Company by a Board Resolution may remove the Trustee, or (2) subject to Section 315(e) of the Trust Indenture Act, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall not have been appointed by the Company, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of all Outstanding

Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 315(e) of the Trust Indenture Act, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by written notice of such event by first-class mail, postage prepaid, to the Holders of the Securities as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, trust and duties of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the lien provided in Section 6.7. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers, trusts and duties.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Notwithstanding replacement of the Trustee pursuant to Section 6.10, RBCC’s obligations under Section 6.7 shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or banking association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities, and in all such cases such certificate shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate the Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13 Preferential Collection of Claims Against the Company.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any credit or relationship listed in Section 311(b) thereof. If the present or any future Trustee shall resign or be removed, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

ARTICLE VII

THE HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE AND THE COMPANY

Section 7.1 Preservation of Information; The Company to Furnish the Trustee with Names and Addresses of the Holders. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all the Holders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list. The Company, in furnishing information concerning the Holders to the Trustee, and the Trustee will satisfy the requirements imposed upon each of them by Section 312(a) of the Trust Indenture Act.

Section 7.2 Communications to the Holders. The Holders may communicate with other Holders with respect to their rights under this Indenture or under the Securities pursuant to Section 312(b) of the Trust Indenture Act. The Company, the Guarantor and the Trustee and any and all other Persons benefited by this Indenture shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

Section 7.3 Reports by the Trustee. Within 60 days after each May 15, commencing May 15, 2004, the Trustee shall mail to the Holders a brief report dated as of such date that complies with Section 313(a) of the Trust Indenture Act, but only if such report is required in any year under Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Sections 313(b) and 313(c) of the Trust Indenture Act. A copy of each such report shall, at the time of such transmission to the Holders, be furnished to the Company and be filed by the Trustee with each stock exchange upon which the Securities are listed and also with the Commission. The Company agrees to notify the Trustee when and as the Securities become admitted to trading on any national securities exchange.

Section 7.4 Reports by the Company. The Company, and the Guarantor, to the extent applicable, shall file such annual and/or periodic reports and certificates with the Trustee and/or with the Commission and/or with the Holders as are required by the provisions of Section 314(a) of the Trust Indenture Act, if any.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures without Consent of the Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, when authorized by a Company Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

(c) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters arising under this Indenture; provided, that, in each such case, such provisions shall not adversely affect the interests of the Holders; or

(d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 8.5 or otherwise; or

(e) to surrender any right or power conferred upon the Company; or

(f) to provide for conversion rights of the Holders if any reclassification or change of capital stock or any consolidation, merger, statutory share exchange or other business combination or sale of all or substantially all of the Company’s assets occurs; or

(g) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

(h) to add or modify any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect.

Section 8.2 Supplemental Indentures with Consent of the Holders. With the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected thereby, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the written consent of the Holder of each Outstanding Security affected thereby:

(a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or premium, if any, or the rate of interest thereon, or change the coin or currency in which any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof; or

(b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture; or

(c) modify any of the provisions of this Section or Section 5.12 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

Furthermore, no supplemental indenture shall, without the written consent of not less than 75% in principal amount of the Outstanding Securities affected thereby:

(d) modify or change any provision of this Indenture or the Deed Polls constituting the CULS (or the related definitions) affecting the ranking of the Securities or the ranking of any Guarantee in a manner which materially adversely impairs the Holders;

(e) release the Guarantor from any of its obligations under the Guarantee, this Indenture or the Deed Polls constituting the CULS otherwise than in accordance with the terms of this Indenture or the Deed Polls constituting the CULS;

(f) make any change to the provisions of this Indenture or the Deed Polls constituting the CULS relating to the redemption of the Securities that would materially adversely impair the rights of any Holder; or

(g) modify or change any provision of this Indenture or the Deed Polls constituting the CULS that would materially adversely impair the right to convert any of the Securities.

Upon the request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.

It shall not be necessary for any Act of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of the Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 8.6 Reference in the Securities to Supplemental Indentures. The Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 8.7 Record Date. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture or any waiver. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

ARTICLE IX

COVENANTS

Section 9.1 Payment of Principal and Interest. The Company will duly and punctually pay the principal of, and premium, if any, and interest on, the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Paying Agent, no later than 3:00 p.m., New York time on the day prior to the Stated Maturity of any Security or installment of interest, all payments so due in immediately available funds. The principal amount, redemption price, repurchase price and cash interest shall be considered paid on the applicable date due if at 3:00 p.m., New York time on the day prior to such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or the Securities, if permitted hereunder, sufficient to pay all such amounts then due.

Section 9.2 Maintenance of Office or Agency. The Company will maintain an office or agency where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Guarantor will maintain an office or agency where notices and demands to or upon the Guarantor in respect of the Securities and this Indenture may be served. The office of the Trustee at its Corporate Trust Office shall be such office or agency of the Company and the Guarantor, unless the Company or the Guarantor shall designate and maintain some other office or agency for one or more of such purposes. The Company and the Guarantor will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company or the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands, as applicable, may be made or served at the Corporate Trust Office, and the Company and the Guarantor hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands, as applicable.

The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

Section 9.3 Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or not more than one Business Day before each due date of the principal of, or interest on, any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure to so act.

If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, and premium, if any, or interest on, any of the Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of, or interest on, the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any Default by the Company in the making of any payment of principal or interest;

(c) at any time upon the occurrence and continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or interest on, any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, or mail to each such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 9.4 Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance in compliance with the terms of this Indenture.

Section 9.5 Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 31, 2003), an Officers’ Certificate stating that a review of the activities of the Company, its Subsidiaries and the Guarantor during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating as to each such officer signing such Officers’ Certificate, that to the best of his knowledge, each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any terms, provisions and conditions hereof (or, if a

Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto). The Officers’ Certificate delivered pursuant to this Section 9.5 shall include the signature of the Company’s principal executive officer, the principal financial officer or the principal accounting officer.

ARTICLE X

SATISFACTION AND DISCHARGE

Section 10.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities herein expressly provided for) as to all of the Outstanding Securities, and related Guarantees, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either (1) all of the Securities theretofore authenticated and delivered (other than (i) the Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided herein and (ii) the Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.3) have been delivered to the Trustee for cancellation; or

(2) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in the trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of RBCC to the Trustee under Section 6.7 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (2) of Subsection (a) of this Section, the obligations of the Trustee under Section 10.2 and the last paragraph of Section 9.3 shall survive.

Section 10.2 Application of Trust Money. Subject to the provisions of the last paragraph of Section 9.3, all money deposited with the Trustee pursuant to Section 10.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

******************

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as or the day and year first above written.

REGUS BUSINESS CENTRE BV, a company incorporated in the Netherlands

By:
Name:
Title:

Attest:
Name:
Title:

REGUS PLC, a company incorporated in England and Wales

By:
Name:
Title:

Attest:
Name:
Title:

REGUS BUSINESS CENTRE CORP., a Delaware corporation

By:
Name:
Title:

Attest:
Name:
Title:

REGUS GROUP PLC, a company incorporated in England and Wales

By:
Name:
Title:

Attest:
Name:
Title:

WILMINGTON TRUST COMPANY, a Delaware corporation

By:
Name:
Title:

Attest:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the          day of                         , 2003, before me personally came to me known, who being by me duly sworn, did depose and say that he/she resides at                                ; that he/she is                                               of WILMINGTON TRUST COMPANY and one of the entities described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such entity; and that he/she signed his/her name thereto pursuant to like authority.

(NOTARIAL SEAL)

Name:
Notary Public for the state of
My Commission Expires:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the          day of                         , 2003, before me personally came                                          to me known, who being by me duly sworn, did depose and say that he/she resides at                                         ; that he/she is                                               of REGUS BUSINESS CENTRE BV and one of the entities described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such entity; and that he/she signed his/her name thereto pursuant to like authority.

(NOTARIAL SEAL)

Name:
Notary Public for the state of
My Commission Expires:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the          day of                         , 2003, before me personally came                                          to me known, who being by me duly sworn, did depose and say that he/she resides at                                                          ; that he/she is                                               of REGUS PLC and one of the entities described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such entity; and that he/she signed his/her name thereto pursuant to like authority.

(NOTARIAL SEAL)

Name:
Notary Public for the state of
My Commission Expires:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the          day of                         , 2003, before me personally came                                          to me known, who being by me duly sworn, did depose and say that he/she resides at                                         ; that he/she is                                               of REGUS BUSINESS CENTRE CORP. and one of the entities described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such entity; and that he/she signed his/her name thereto pursuant to like authority.

(NOTARIAL SEAL)

Name:
Notary Public for the state of
My Commission Expires:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the          day of                         , 2003, before me personally came                                          to me known, who being by me duly sworn, did depose and say that he/she resides at                                                          ; that he/she is                                               of REGUS GROUP PLC and one of the entities described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such entity; and that he/she signed his/her name thereto pursuant to like authority.

(NOTARIAL SEAL)

Name:
Notary Public for the state of
My Commission Expires:

EXHIBIT A

THE BV DEED POLL

To be submitted as a “delaying amendment” pursuant to 17 C.F.R. 260.7a-9

EXHIBIT B

THE PLC DEED POLL

DATED [            ], 2003

(1) REGUS PLC

(2) REGUS GROUP PLC

DEED POLL

constituting US $• of redeemable convertible

unsecured loan stock

Slaughter and May

One Bunhill Row

London

EC1Y 8YY

(AGR/DGW/VMZS)

CD032230067

THIS DEED POLL is made on [•], 2003 by:

(1)	REGUS PLC, a company incorporated in England and Wales with registered number 3548821, whose registered office is at 3000 Hillswood Drive, Chertsey, Surrey KT16 0RS (the “Issuer”); and

(2)	REGUS GROUP PLC, a company incorporated in England and Wales with registered number 04868977, whose registered office is at [•] (“Regus Group”).

WHEREAS:

(1)	By a resolution of the board of Directors (being duly empowered in that behalf by its Memorandum and Articles of Association) passed on [•], the Issuer has created and resolved to issue US $• redeemable convertible unsecured loan stock constituted by this Deed and governed by an indenture qualified under the Trust Indenture Act (“Stock”) consisting of units of US $1 nominal value.

(2)	Regus Group has, by a resolution of its board of directors passed on •, 2003, determined to guarantee the Stock and to enter into certain covenants as set out in this Deed.

NOW	THIS DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.	Interpretation

1.1	In this Deed and the Conditions unless there is anything in the subject or context inconsistent therewith, the following expressions shall have the following meanings:

“Aggregate Stock”	means the Stock, the B.V. Stock and the RBCC Stock;

“Asset Sale”	means the sale, lease, transfer, conveyance or other disposition of any assets or rights (by any means including, without limitation, by way of a sale and leaseback) by Regus Group or any of its Subsidiaries whether in a single transaction or a series of related transactions, other than any lease or sub-lease of any real or personal property in the ordinary course of business;

“Auditors”	means the auditors for the time being of Regus Group;

“Business Day”	means a day (other than a Saturday or a Sunday) on which banks are open for business (other than solely for trading and settlement in euro) in

London;

“B.V.”	means Regus Business Centre B.V.;

“B.V. Stock”	means the US$ • of redeemable convertible unsecured loan stock constituted by a Deed dated • between B.V. and Regus Group and governed by the Trust Indenture;

“Certificate”	means a certificate for Stock issued in accordance with clause 6;

“Companies Act”	means the Companies Act, 1985 (as amended) of England and Wales;

“Conditions”	means conditions of the Stock set out in Schedule 2 as modified from time to time in accordance with this Deed;

“Consolidated Cash Flow Statement for 2004”	means the consolidated cash flow statement of the Group forming part of its annual audited accounts for the year ending 31 December, 2004;

“Consolidated Cash Flow Statement for 2005”	means the consolidated cash flow statement of the Group forming part of its annual audited accounts for the year ending 31 December, 2005;

“Conversion Date”	has the meaning set out in Condition 3.3;

“Conversion Notice”	has the meaning set out in Condition 3.3;

“Conversion Price”	has the meaning set out in Condition 3.2;

“Conversion Right”	has the meaning set out in Condition 3.2;

“Deed”	means this Deed and the schedules hereto as modified from time to time;

“Directors”	means the directors of the Issuer at the relevant time or a duly authorised committee thereof;

“Event of Default”	has the meaning set out in Condition 5.17;

“Fair Market Value”	means the price that could be negotiated in an arm’s length transaction between a willing seller and a willing buyer, neither of whom is under duress or compulsion to complete the transaction, as determined by the Auditors acting in good

2

faith, in accordance with UK GAAP and, where applicable, with the accounting principles of the Group, in each case, consistently applied;

“Final Redemption Date”	means the sixth anniversary of the Issue Date (or, if such day is not a Business Day, the next succeeding Business Day);

“Group”	means the Issuer, Regus Group and the Subsidiaries of Regus Group from time to time;

“Holding Companies”	means the Issuer, Regus Investments Limited, Regus Business Centres (Holdings) Limited, B.V. and Regus Canadian Holdings Corporation;

“Independent Auditors”	means the auditors appointed pursuant to clause 21:

“Issue Date”	means the first date of issue of the Stock;

“the London Stock Exchange”	means London Stock Exchange PLC.

“Mandatory Conversion Date”	has the meaning set out in Condition 3.10;

“Net Proceeds”	means the aggregate proceeds received by Regus Group or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, the Fair Market Value of any non-cash consideration (which shall exclude any inter-company indebtedness arising in relation to any Asset Sale) received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of the asset or assets which are the subject of the Asset Sale established in accordance with UK GAAP;

“New Equipment Lease”	means any new equipment lease entered into by Regus Group or any Holding Company after the Issue Date (but excluding any new equipment lease entered into by Regus Group or any Holding Company after the Issue Date directly as a result of any restructuring or refinancing of an

3

equipment lease which was entered into prior to the Issue Date) and which relates to any property which is the subject of a lease entered into by Regus Group or any Holding Company after the Issue Date;

“Official List”	means the Official List of the UK Listing Authority;

“Ordinary Shares”	means fully paid ordinary shares of 5 pence each in the capital of Regus Group (or any other shares or stock resulting from any sub-division, consolidation or re-classification of such ordinary shares);

“Plan”	means the plan of reorganisation under Chapter 11 of the US Bankruptcy Code relating to the Issuer, B.V. and RBCC which was confirmed by the US Bankruptcy Court for the Southern Districts of New York on •, 2003;

“Pro-rata Percentage”	means the percentage calculated by applying the following formula:

A x 100 B

where:

“A” is equal to the nominal value of the Stock outstanding at the relevant redemption date; and “B” is equal to the nominal amount of the Aggregate Stock outstanding at the relevant redemption date;

“Provisions	means the provisions for the meetings of Stockholders set out in Schedule 4;

“RBCC”	Regus Business Centre Corp.;

“RBCC Stock”	means the US$ • of redeemable convertible unsecured loan stock constituted by a Deed dated • between RBCC and Regus Group and governed by the Trust Indenture;

“Register”	means the register in respect of the Stock Units referred to in clause 13;

4

“Restricted Indebtedness”	has the meaning set out in Condition 1.2;

“Share Trading Restrictions”	means the restrictions on re-sale placed upon those persons electing to receive Ordinary Shares in satisfaction of all or part of their claims pursuant to the Plan upon implementation of the Plan;

“Significant Operating Members”	means Regus GmbH & Co KG, Regus Amsterdam B.V., Regus Business Centre Srl, Regus Belgium NV, Regus Business Centre SA, Regus (UK) Limited, Regus Paris SA, Regus Management Limited, Regus Luxembourg SA, Regus Business Centre SA, Regus Japan KK, Regus Business Centre GmbH, Regus Centres Pty Ltd, Regus Business Service Co Ltd, Regus Business Services (Shanghai) Ltd, Regus Ireland Ltd, Europa Business Centre Ltd and Regus Business Centre SA de CV;

“£” or “sterling”	means the lawful currency of the United Kingdom for the time being;

“Stock”	means the US $• of redeemable convertible unsecured loan stock constituted by this Deed and governed by the Trust Indenture;

“Stockholders”	means the several persons for the time being entered in the Register as the holders of the Stock and the words “holder” and “holders” shall, unless the context otherwise requires, be construed accordingly;

“Stock Units”	means a unit of Stock of US $1 nominal value;

“Subsidiary”	means a subsidiary undertaking (as defined in sections 258 and 259 of the Companies Act) from time to time whose affairs are required to be consolidated fully in the consolidated accounts of Regus Group or the Issuer;

“Trust Indenture”	means the indenture of trust qualified under the Trust Indenture Act governing this Deed and the Stock;

“Trust Indenture Act”	means the US Trust Indenture Act of 1939 (as amended);

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“Trustee”	means the indenture trustee appointed under the Trust Indenture;

“UK Listing Authority”	means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000;

“US Bankruptcy Code”	means title 11, United States Code, as amended;

“US” or “United States”	means the United States of America;

“US $” or “US Dollars”	means the lawful currency of the United States of America for the time being; and

“Warranties”	means the warranties set out in Clause 10.

1.2	In this Deed, unless otherwise specified:

(A)	references to clauses and sub-clauses are to clauses and sub-clause of this Deed;

(B)	references to Schedules are to the schedules to this Deed which form part of this Deed and shall have the same force and effect as if set out in the body of this Deed and any reference to this Deed or Deed shall include the Schedules;

(C)	a reference to a statute or any statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(D)	unless the context otherwise requires, words or expressions used in this Deed shall bear the same meanings as in the Companies Act;

(E)	words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and words denoting persons include corporations; and

(F)	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to that legal term.

1.3	All headings and titles are inserted for convenience only and shall not affect the construction of this Deed.

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2.	Covenants to comply with terms of the Stock

Each of the Issuer and Regus Group covenants to comply with the provisions of this Deed, the Conditions, the Provisions and the Trust Indenture, which are expressed to be binding on it. The Stock shall be held subject to and with the benefit of such provisions, Conditions, Provisions and the Trust Indenture, all of which shall be binding upon the Issuer, Regus Group and the Stockholders and all persons claiming through or under them respectively and shall enure for the benefit of all Stockholders, each of whom shall be entitled to sue for the performance and observance of such provisions so far as its Stock is concerned.

3.	Amount of the Stock

3.1	The total amount of Stock available to be issued hereunder is limited to US $[•] in aggregate nominal amount.

3.2	The Stock Units will be issued in registered form in denominations of US $1 in nominal amount or integral multiples thereof and shall be transferable in accordance with Condition 11 of Schedule 2.

4.	Status of the Stock

4.1	Subject to Condition 1.2 and clause 4.2, the Stock constitutes a direct, unsecured, unsubordinated and unconditional obligation of the Issuer and ranks pari passu with all other outstanding unsecured and unsubordinated obligations of the Issuer.

4.2	Inter-company indebtedness between the Issuer, B.V., RBCC or Regus Group and any member of the Group (including, without limitation, inter-company indebtedness between any of the Issuer, B.V., RBCC or Regus Group) shall be subordinated to the Stock.

5.	Issuer’s and Regus Group’s Powers

5.1	Without prejudice to all other powers, howsoever arising, of the Issuer and Regus Group, nothing in this Deed or the Trust Indenture shall prevent the Issuer or Regus Group or any member of the Group from:

(A)	subject to Condition 1.2, Condition 4.1(C) and clause 4.2, exercising its borrowing powers in any way, including by incurring any indebtedness ranking pari passu with or in priority to the Stock, or by creating and issuing further convertible unsecured loan stock either on terms and conditions identical to the terms and conditions that relate to the Stock or upon such terms as to interest, redemption or otherwise as the directors of any such company shall think fit; or

(B)	disposing of, granting security over or dealing in any other way with any of its business and assets in whole or in part, or changing the nature of its business in any way,

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provided that the Issuer and Regus Group shall not be entitled to exercise their borrowing powers to create and issue further convertible unsecured loan stock forming a single series with the Stock.

6.	Stock Certificates

6.1	The Certificates for the Stock Units shall be issued in accordance with the provisions of the Articles of Association for the time being of the Issuer relating to the issue of certificates for securities. The Certificates for the Stock Units shall be in the form, or substantially in the form, set out in Schedule 1 or in such other form as the Issuer may approve. A copy of this Deed shall be attached to each initial Certificate for the Stock Units, and thereafter, upon transfer any transferee of Stock Units may obtain a copy of this Deed upon written request to the Issuer. A copy of this Deed may also be inspected and a copy obtained (upon payment of the prescribed fee) from the Public Reference Section of the Securities Exchange Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington D.C. 20549. The Securities Exchange Commission also maintains a website (http://www.sec.gov) at which information regarding this Deed may be accessed.

6.2	Every Stockholder shall be entitled to receive one Certificate for the Stock Units held by him other than joint holders who shall be entitled to one Certificate only in respect of the Stock Units held jointly by them. The Certificate shall be delivered to the joint holder whose name stands first in the Register of Stockholders in respect of the joint holding. Where a Stockholder has transferred or converted or has redeemed a part only of his holding of Stock Units (where permitted under this Deed) he shall be entitled to a Certificate for the balance of such holding without charge.

7.	Fees, Duties and Taxes

7.1	The Issuer will pay any stamp duty, issue, registration, documentary and other similar fees, duties and taxes, including interest and penalties, payable on or in connection with:

(A)	the execution and delivery of this Deed; and

(B)	the constitution and original issue of the Stock.

8.	Guarantee

8.1	Regus Group hereby irrevocably and unconditionally guarantees to each of the Stockholders:

(A)	the due and punctual payment of all amounts expressed to be payable from time to time in respect of the Stock under this Deed or the Trust Indenture (without set-off or counterclaim and free and clear of any withholding except to the extent required by law) and of any other amounts payable by the Issuer under this Deed or the Trust Indenture; and

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(B)	the due and punctual performance and observance by the Issuer of each of the other provisions of this Deed or the Trust Indenture on the Issuer’s part to be performed or observed.

8.2	If and whenever the Issuer shall make default in the payment of any monies payable by it in respect of the Stock Units or under or pursuant to this Deed or the Trust Indenture, Regus Group shall forthwith upon demand unconditionally pay to the persons entitled thereto in US Dollars (without set-off or counterclaim and free and clear of any withholding except to the extent required by law) the amount in respect of which such default has been made.

8.3	If the Issuer fails for any reason whatsoever (including but not limited to, because of any legal limitation, disability or incapacity) punctually to pay any amount in respect of the Stock Units, Regus Group shall cause each and every such payment to be made as if Regus Group instead of the Issuer were expressed to be the primary obligor under this Deed and the Trust Indenture and not merely as surety (but without affecting the Issuer’s obligations) to the intent that the relevant Stockholder shall receive the same amounts in respect of principal, premium, interest or such other amount as would have been receivable had such payments been made by the Issuer and such payments shall be paid forthwith on demand.

8.4	If any payment received by any Stockholder under this Deed or the Trust Indenture shall (whether on the subsequent insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of Regus Group. The guarantee contained in this clause shall continue to apply as if such payment had at all times remained owing by the Issuer and Regus Group shall indemnify the Stockholders in respect thereof provided that the obligations of the Issuer and Regus Group under this clause 8.4 shall, as regards each payment made to any Stockholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

8.5	Regus Group covenants that its guarantee contained in this clause 8 shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under this Deed or the Trust Indenture and shall not be discharged except by complete performance of the obligations and payment of all sums due under this Deed or the Trust Indenture. This guarantee shall not be (or be construed so as to be) discharged by any intermediate discharge or payment of or on account of any sums due or obligations owed (and which, in either case, are guaranteed by Regus Group) under this Deed or the Trust Indenture or any settlement of account between the Issuer and any Stockholder or anyone else provided always that subject to clause 8.4, in no circumstances shall the Stockholders be entitled to recover payment of any amount under this guarantee to the extent that payment of such amount has already been made by the Issuer in accordance with the provisions of this Deed and the Trust Indenture. This guarantee is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from Regus Group or otherwise and may be enforced without having recourse to any such rights and without taking any steps or proceedings against the Issuer.

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8.6	Regus Group shall not, without the consent of the Stockholders holding not less than 75 per cent. in aggregate principal amount of the Stock outstanding at any time after default has been made by the Issuer in the payment of any monies the payment of which is guaranteed by Regus Group hereunder or in the performance of any obligation of the Issuer the performance of which is guaranteed by Regus Group hereunder, so long as any moneys payable by Regus Group in respect of such defaulted monies or any loss resulting from such failure remain unpaid or such defaulted obligation remains unperformed, exercise in respect of any amounts paid under this guarantee any right of subrogation or any other right or remedy which may accrue to Regus Group in respect of or as a result of such payment.

8.7	The liability of Regus Group to each Stockholder shall not be affected by, nor shall this guarantee be discharged by reason of:

(A)	any variation of the terms of any of the obligations which are guaranteed by Regus Group or of any related security;

(B)	any incapacity or change in the constitution of the Issuer or Regus Group;

(C)	any time or other indulgence given or agreed to be given by the Stockholders to, or any composition or other arrangements made with or accepted from, either the Issuer in respect of any of the obligations which are guaranteed by Regus Group or any person in respect of obligations under any related security; and

(D)	any other act, event or omission which, but for this provision, would or might operate to offer any legal or equitable defence for or impair or discharge Regus Group’s obligations under this guarantee.

8.8	Regus Group’s liability under this guarantee shall not be affected by the Issuer being wound up, going into liquidation or making any composition or arrangement with its creditors including, without limitation, under Chapter 7 or Chapter 11 of the US Bankruptcy Code (whether or not sanctioned by the court and whether or not the Stockholders holding any amount of the Stock outstanding at any time have agreed to such compromise or arrangement).

9.	Undertakings

So long as any Stock remains outstanding, Regus Group shall:

9.1	keep available sufficient authorised and unissued share capital to satisfy in full all rights for the time being outstanding of conversion into and subscription for Ordinary Shares pursuant to this Deed and the Trust Indenture free from any pre-emptive or similar rights;

9.2	procure that a copy of every document (including, without limitation, consolidated financial statements of Regus Group for each financial period in respect of which such financial statements are produced and made available to holders of Ordinary Shares)

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that is sent to shareholders of Regus Group is sent to Stockholders and the Trustee at the same time; and

9.3	use all reasonable endeavours to maintain listing on the Official List and admission to trading on the main market for listed securities of the London Stock Exchange of Ordinary Shares for a period of two years after the effective date of the Plan, including making payment of any and all fees and expenses and the making of all timely filings as may be required or necessary to maintain such listing, provided however, notwithstanding the foregoing or any other provision contained in this Deed or the Trust Indenture, the Directors shall not be required to do anything under this clause 9.1(C) which would constitute a breach of their fiduciary duties under the law of the jurisdiction in which the Issuer is registered.

10.	Warranties

10.1	Each of Regus Group and the Issuer warrants to the Stockholders in respect of itself that:

(A)	the Directors of each of Regus Group and the Issuer have all necessary power under the Memorandum and Articles of Association of Regus Group and the Issuer respectively, and all authorisations, approvals and consents required by Regus Group and the Issuer have been unconditionally obtained and are in full force and effect to permit Regus Group and the Issuer to enter into this Deed and the Trust Indenture and to perform their respective obligations under this Deed and the Trust Indenture and to permit Regus Group to allot and issue the new Ordinary Shares pursuant to the terms of this Deed and the Trust Indenture;

(B)	other than in respect of the Plan, neither the Issuer nor Regus Group have taken any action, nor have any other steps been taken or legal proceedings started, for the winding-up or dissolution of either Regus Group or the Issuer or for such companies to enter into any arrangement with or composition for the benefit of creditors, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of such companies or of any of their respective properties, revenues or other assets, nor have any orders been made for any of the foregoing;

(C)	the creation, allotment and issue of the new Ordinary Shares pursuant to the terms of this Deed and the Trust Indenture will not infringe or exceed any limits, powers or restrictions of the terms of any contract, obligation or commitment whatsoever of Regus Group nor result in any security given by any member of the Group becoming enforceable;

(D)	Regus Group has, and will at all times have, sufficient authorised but unissued shares in its capital to satisfy its obligations to allot and issue new Ordinary Shares to Stockholders pursuant to the terms of this Deed and the Trust Indenture free from any pre-emptive or other similar rights and such shares shall be fully-paid and will be validly allotted and issued;

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(E)	Regus Group and the Issuer have each been duly incorporated and have full corporate power and authority to carry on their respective businesses as at the date of this Deed and have carried on such businesses in compliance with all legal requirements applicable to such businesses;

(F)	in connection with the issue of the new Ordinary Shares pursuant to the terms of this Deed and the Trust Indenture, Regus Group has complied with the provisions of the Companies Act, the Financial Services and Markets Act 2000, the Listing Rules of the UK Listing Authority, the rules and regulations of the London Stock Exchange and all other applicable laws, rules and regulations of the United Kingdom and the United States and all requisite filings and applications have been made; and

(G)	the entry into this Deed and the Trust Indenture by Regus Group and the Issuer and the issue of new Ordinary Shares pursuant to the terms of this Deed and the Trust Indenture will not conflict with any applicable law, rule or regulation to which Regus Group and the Issuer are subject.

10.2	Regus Group undertakes to disclose to the Trustee in writing, immediately upon it becoming aware of the same, full details of any fact, matter, event or circumstance which constitutes a breach of any of the Warranties given under this Deed.

10.3	Regus Group acknowledges that Stockholders subscribing pursuant to this Deed and the Trust Indenture have done so in reliance upon each of the Warranties. Each of the Warranties shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other of them or any term of this Deed and the Trust Indenture.

11.	Interest

Pending conversion of the Stock into Ordinary Shares in accordance with Condition 3, the Issuer will pay interest to each Stockholder on the principal amount of their Stock Units as provided in the Conditions and in the Trust Indenture.

12.	Modification of this Deed

Any modifications to this Deed shall be subject to the provisions of the Trust Indenture.

13.	Register

13.1	The Issuer shall at all times keep, or cause to be kept, a Register of the Stock Units issued to Stockholders and there shall be entered in the Register:

(A)	the names and addresses of the Stockholders for the time being;

(B)	the number of Stock Units held by every registered holder and the amount paid up thereon;

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(C)	the date on which the name of every such registered holder is entered in respect of the Stock Units standing in his name;

(D)	the serial number of each Certificate issued and the date of issue thereof; and

(E)	particulars of all transfers of Stock Units.

13.2	In the event that the Trustee is not appointed by the Issuer to keep a Register of the Stock Units under clause 13.1, the Issuer shall procure that a duplicate Register of the Stock Units issued to Stockholders containing all of the information referred to in clause 13.1 shall be kept by the Trustee.

13.3	Any change of address by a Stockholder shall forthwith be notified to the Issuer and the Trustee and thereupon the Register (and duplicate Register, if applicable) shall be altered accordingly.

13.4	The Stockholder and any person authorised in writing by him may, at all reasonable times during office hours, inspect the Register (or duplicate Register, if applicable) and take copies of an extract from the Register (or duplicate Register, if applicable) or any part thereof.

13.5	The Register (and duplicate Register, if applicable) may be closed by the Issuer for such periods and for such times (not exceeding in the whole, 15 days in any period of six months) as it may think fit.

14.	Transfer

The Stock Units shall only be transferable in accordance with the Conditions and the Trust Indenture.

15.	Currency

15.1	In this Deed, the Conditions and the Trust Indenture, where any amount expressed in US Dollars is required to be converted into an amount in sterling, the sterling amount shall be calculated with reference to the spot rate for the purchase of sterling with US Dollars certified by the Issuer as prevailing at 11.00 am (London time) on the relevant day (and if such day does not fall on a Business Day, on the immediately following Business Day).

15.2	In this Deed, the Conditions and the Trust Indenture, where any amount expressed in sterling is required to be converted into an amount in US Dollars, the US Dollars amount shall be calculated with reference to the spot rate for the purchase of US Dollars with sterling certified by the Issuer as prevailing at 11.00 am (London time) on the relevant day (and if such day does not fall on a Business Day, on the immediately following Business Day).

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15.3	Where any amount is required to be paid under this Deed, the Conditions or the Trust Indenture, such payment shall be made in US Dollars unless expressly stated to the contrary.

16.	Notices

16.1	Subject to clause 16.2 and clause 16.3, any notice required for any purpose under this Deed, the Conditions, the Provisions or the Trust Indenture shall be in writing and shall be served or given by (i) subject to the requirements of the Trust Indenture Act, leaving it at the address of the party to be served, or (ii) sending it by pre-paid first class post or pre-paid international air mail as appropriate, and shall, in the case of notices to:

(A)	a Stockholder, be addressed to that Stockholder at his address as shown in the Register of Stockholders or in the case of joint holders, addressed to the Stockholder whose name appears first in the Register of Stockholders at his address as shown in the Register;

(B)	the Trustee, be addressed to it at its principal corporate trust office from time to time or at any other address previously furnished in writing to the Stockholders and the Issuer by the Trustee; and

(C)	the Issuer or Regus Group, be addressed to the Company Secretary of the Issuer or Regus Group, as the case may be, at the registered office of such company from time to time.

16.2	In the case of notices required to be sent by the Trustee to the Issuer and/or Regus Group under clause 16.1, notices shall, in addition to being served by a method referred to in clause 16.1, be served by sending any such notice by facsimile, in the case of notices to:

(A)	the Issuer, marked for the attention of the Company Secretary, to facsimile number • (or such other number as may be notified by the Issuer to the Trustee from time to time); and

(B)	Regus Group, marked for the attention of the Company Secretary, to facsimile number • (or such other number as may be notified by Regus Group to the Trustee from time to time).

provided always that a receipt indicating complete transmission of the notice is obtained by the sender.

16.3	In the case of notices required to be sent by the Issuer and/or Regus Group to the Trustee under clause 16.1, notices may be served by sending any such notice by facsimile to the Trustee, marked for the attention of •, to facsimile number • (or such other number as may be notified by the Trustee to the Issuer and/or Regus Group from time to time) provided always that a receipt indicating complete transmission of the notice is obtained by the sender and that a copy of the notice is also sent to the

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recipient using a method referred to in clause 16.1 by no later than the end of the next Business Day.

16.4	Any notice given under clause 16.1 shall be deemed to have been served (i) on the Business Day on which it is left or the address of the party to be served, or (ii) at the start of the second (in the case of notices sent by first class post) or the fourth (in the case of notices sent by international air mail) Business Day following that on which it is posted and in proving such service it shall be sufficient to prove that the envelope containing the notice was properly addressed and delivered (in the case of notices left at the address of the party to be served) or stamped, addressed and posted (in the case of notices sent by post), and any notice given under clause 16.2 or clause 16.3 shall be deemed to have been served at the start of the Business Day immediately following the day on which the facsimile was transmitted.

17.	Listing

No application shall be made to any stock exchange for permission to deal in or for any official or other listing in respect of the Stock Units.

18.	Third Party Rights

Other than in respect of the rights of Stockholders (and of the Trustee to enforce any term of this Deed on behalf of Stockholders which is expressly reserved to it), nothing in this Instrument is intended to confer on any other person any right to enforce any term of this Deed which that person would not have but for the Contracts (Rights of Third Parties) Act 1999.

19.	Governing Law and Jurisdiction

19.1	Subject to the provisions of clause 19.5, this Deed shall be governed by and construed in accordance with English law. The laws of the State of New York shall govern the Trust Indenture.

19.2	The courts of England and any United States Federal court or New York State court sitting in the Borough of Manhattan in the City of New York shall have concurrent jurisdiction to settle any dispute which may arise out of or in connection with this Deed and/or the Trust Indenture. Accordingly, the Issuer and Regus Group consent to any proceedings relating to or in connection with this Deed or the Stock and/or the Trust Indenture being brought in such courts. Each of the Issuer and Regus Group waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of any proceedings in any court in accordance with this clause 19.2. Each of the Issuer and Regus also agrees that a judgment against it in any proceedings brought in any jurisdiction in accordance with this clause 19.2 shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

19.3	Each of the parties to this Deed hereby appoints CT Corporation, with an office on the date of this Deed at 111 Eighth Avenue, New York, New York 10011, or any successor thereto, as their authorised agent in New York on which process may be served in relation to any process which may be served in connection with any proceedings that

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may be instituted in any United States Federal court or New York State court sitting in the Borough of Manhattan in the City of New York.

19.4	To the extent that there is any conflict between the terms of this Deed and the Trust Indenture, the terms of the Trust Indenture shall prevail.

19.5	To the extent that any terms of this Deed conflict with any provisions of the Trust Indenture Act and which are required by the Trust Indenture Act to be part of or contained within this Deed, the relevant provision of the Trust Indenture Act shall be deemed to apply.

20.	Counterparts

20.1	This Deed and any deed supplemental hereto may be executed and delivered in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

20.2	Each counterpart shall constitute an original of this Deed, but all the counterparts shall together constitute but one and the same instrument.

21.	Independent Auditors

21.1	References in this Deed and/or the Trust Indenture to Independent Auditors shall be to any firm of internationally recognised accountants (with experience in determining the matters in relation to which their opinion is required under this Deed and/or the Trust Indenture) and who are not, for the time being, the Auditors of Regus Group or the Issuer.

21.2	Not less than 10 Business Days’ before the occurrence of any of the events described in Condition 4.1, Regus Group shall appoint the Independent Auditors for the purpose of calculating the adjustment to the Conversion Price pursuant to Condition 4.1, and shall notify the Trustee in writing of the identity of the firm it proposes will act as Independent Auditors.

21.3	Regus Group shall procure that the Independent Auditors are provided with all information that they may reasonably require in order to calculate the adjustment to the Conversion Price pursuant to Condition 4.1.

21.4	The Independent Auditors shall be considered to be acting as experts and not as arbitrators and any opinion provided by them in connection with the calculation of the adjustment to the Conversion Price pursuant to Condition 4.1 shall, in the absence of manifest error, be final and binding upon the parties. The Independent Auditors costs in calculating the adjustment to the Conversion Price pursuant to Condition 4.1 shall be borne by Regus Group.

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SCHEDULE 1

FORM OF CERTIFICATE FOR STOCK UNITS

No.

Nominal Amount of Stock             US $[             ]

• [PLC]

[(Incorporated under the Companies Act 1985 and registered in England No. •)]

ISSUE OF REDEEMABLE CONVERTIBLE UNSECURED LOAN STOCK

THIS IS TO CERTIFY that                             of                  is/are the registered holder(s) of                                     Units of the above-mentioned Redeemable Convertible Unsecured Stock of US $• nominal, which is constituted by a Deed Poll dated • 2003 (the “Deed”) made by • [plc] and • plc and governed by an indenture qualified under the Trust Indenture Act and such Stock is issued with the benefit of and subject to the provisions contained in the Deed and the Conditions set out in full in the Deed and the Trust Indenture.

Given under the [Common Seal] of • on •,2003.

STOCK:

1.	The Stock is transferable in whole units only.

2.	No transfer of any part of the Stock represented by this Certificate will be registered unless it be accompanied by this Certificate.

3.	The Stock is convertible into ordinary shares of 5 pence each in the capital of Regus Group in accordance with the Conditions in the Deed.

4.	Interest is payable on the Stock in certain circumstances in accordance with the Conditions in the Deed.

SCHEDULE 2

THE CONDITIONS

1.	Form and Status

1.1	Subject to Condition 1.2, the Stock constitutes a direct, unsecured, unsubordinated and unconditional obligation of the Issuer and ranks pari passu with all other outstanding unsecured obligations of the Issuer, save that all inter-company indebtedness between the Issuer, B.V., RBCC or Regus Group and any member of the Group (including, without limitation, inter-company indebtedness between any of the Issuer, B.V., RBCC or Regus Group) (“Inter-company Indebtedness”) shall be subordinated to the Stock, provided, however, that any Inter-company Indebtedness may be paid in accordance with the terms of such Inter-company Indebtedness for any bona fide purpose in relation to the Group (considered as a whole) unless an Event of Default has occurred and is continuing, or would result from any such payment of Inter-company Indebtedness.

1.2	For as long as at least US $10 million in nominal amount of Aggregate Stock remains outstanding, (i) the Issuer undertakes that it will not, and (ii) Regus Group undertakes that it will not, and it will procure that any successor to Regus Group as the holding company of the Group and any of the Holding Companies will not, incur in the aggregate Restricted Indebtedness outstanding from time to time in excess of US $7 million (or an equivalent amount in any other currency) in aggregate principal amount. “Restricted Indebtedness” refers to borrowings in the nature of indebtedness (but excluding indebtedness under New Equipment Leases) which are incurred after the Issue Date and remain outstanding from time to time and which are not subordinated to the Stock. Indebtedness shall be deemed to be subordinated to the Stock for these purposes:

(A)	if it ranks behind the Stock for repayment in the event of a winding-up, dissolution or reorganisation (other than for the purposes of a bona fide, solvent scheme of reconstruction or amalgamation) of Regus Group or any Holding Company, or the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of the Issuer or in respect of any or all of the assets of Regus Group or any Holding Company (an “Insolvency Event”); and

(B)	if there is an Insolvency Event or if an Event of Default has occurred and is continuing, no principal payments may be made in respect of that indebtedness until the earlier of:

(i)	the date on which the Stock has been paid in full;

(ii)	the date on which all of the Stock has been redeemed or converted; or

(iii)	the date on which any such Event of Default (excluding any Insolvency Event) has been cured.

2.	Interest

2.1	Interest shall accrue on the nominal amount of each Stock Unit at a rate of:

(A)	7.5 per cent. per annum in respect of the period commencing on the Issue Date and terminating on the earlier of:

(i)	the date falling one calendar year after the Issue Date (the “First Anniversary Date”); or

(ii)	the date on which the Issuer commences making payments of interest to Stockholders following an election under Condition 2.4 (the “First Interest Payment Date”); or

(iii)	the date on which the Stock is converted or redeemed or repurchased in accordance with the provisions of this Deed; and

(B)	5 per cent. per annum in respect of the period commencing on the earlier of the First Anniversary Date and the First Interest Payment Date, and terminating on the date on which the Stock is converted or redeemed or repurchased in accordance with the provisions of this Deed.

2.2	Interest shall accrue on a daily basis, and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

2.3	Interest shall be payable in cash quarterly in arrear on 1 January, 1 April, 1 July and 1 October (“Interest Payment Dates”) (or, if any such date is not a Business Day, the next following Business Day), save that the first Interest Payment Date will be (subject to Condition 2.4 below), the later of 1 January, 2005, and the first anniversary of the date of implementation of the Plan. The interest on each Stock Unit shall be payable by the Issuer for the period from (and including) the Issue Date or the last Interest Payment Date to (but excluding) the next Interest Payment Date or date on which the Stock is converted or redeemed. Interest will be payable on each Interest Payment Date in respect of the interest period commencing on the immediately preceding Interest Payment Date. The Issuer shall deposit any interest payable under this Condition 2 with the person designated as the paying agent by the Issuer under the Trust Indenture in accordance with the provisions of Section 2.5 of the Trust Indenture.

2.4	The Issuer may elect, in its sole discretion, by giving not less than 30 days’ notice to Stockholders, that it will commence making payments of interest prior to 1 January, 2005, provided that the First Interest Payment Date falls on an Interest Payment Date and that all payments made thereafter are paid quarterly in arrear in accordance with the provisions of Condition 2.2 and Condition 2.3 and at the rate referred to in Condition 2.1(B).

2.5	For so long as interest payable on the Stock is by law payable under deduction of tax (whether by reason of section 349 Income and Corporation Taxes Act 1988 or otherwise) the Issuer shall, within fourteen days after payment of any such interest,

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(whether pursuant to section 352 of that Act or otherwise) deliver up to the Stockholder in respect of the interest paid to each Stockholder a Certificate as to the gross amount of such payment and the amount of tax deducted. Save as required by law, all payments due in relation to the Stock shall be paid in full without any withholding, deduction, set-off or counterclaim.

2.6	Save in the case of conversion under Condition 3 or redemption under Condition 5, interest shall be paid to those Stockholders who are on the Register at the close of business on the fourteenth day before the relevant Interest Payment Date.

2.7	Save as provided by Conditions 2.1, 2.2, 2.3, 2.4, 2.5, 5 and 12 no other interest is payable in respect of the Stock and for the avoidance of doubt, no interest is payable after the date on which the Stock is converted into new Ordinary Shares in accordance with Condition 3.

3.	Conversion

3.1	The Stockholders shall not have a right to have any of their Stock converted into Ordinary Shares before the earlier of:

(A)	the date falling nine months after the Issue Date;

(B)	the date on which the Share Trading Restrictions cease to apply (provided that, subject to Conditions 3.1(D), 3.1(E), 3.12 and 3.13 the Stockholders shall not, in any circumstances, have any right to have any of their Stock converted into Ordinary Shares before the date falling six months after the Issue Date);

(C)	the date on which notice of the occurrence of events referred to in Conditions 3.12 and 3.13 is given to Stockholders and the Trustee in accordance with those clauses;

(D)	the date on which the Issuer serves notice in accordance with Condition 5.7 that it intends to redeem all or, from time to time, some of the Stock;

(E)	the Mandatory Conversion Date; or

(F)	the date on which notice of redemption is given to Stockholders in accordance with Condition 5.11,

(the date on which the Stockholders shall have the right to convert any of the Stock into Ordinary Shares shall, for the purposes of this Condition 3, be referred to as the “Conversion Entitlement Date”).

3.2	After the Conversion Entitlement Date, the Stockholders shall have a right (the “Conversion Right”) to have their Stock converted into new Ordinary Shares, each such Ordinary Share to be issued at a subscription price of 41 pence (the “Conversion Price”).

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3.3	Each Stockholder intending to exercise its Conversion Right shall give an irrevocable notice in the form set out in Schedule 3 (a “Conversion Notice”) that it is exercising its right pursuant to this Condition 3. The Conversion Notice shall be sent by pre-paid post to the Trustee (with a copy to the Issuer). The conversion date shall be the Business Day immediately following the date of such delivery to the Trustee (the “Conversion Date”).

3.4	A Stockholder shall not be entitled to receive any fractions of new Ordinary Shares arising on conversion to which he would otherwise be entitled, and fractional entitlements shall be rounded down to the nearest whole number of Ordinary Shares.

3.5	Each Stockholder shall at the same time as it gives any Conversion Notice deliver up such Certificates to the Issuer or as the Issuer shall direct (and the Issuer may – and shall in the case of any mandatory conversion referred to in Condition 3.10 below - direct that rather than the Stockholder delivering up the Certificates to the Issuer instead the Issuer will send a sticker to the Stockholder to be stuck on the Stock setting out the date and the principal amount converted to Ordinary Shares).

3.6	The number of Ordinary Shares to be issued to each Stockholder in respect of any holding registered in the same name, shall be calculated on the basis of the aggregate principal amount of the Stock being so converted. Ordinary Shares to be issued on conversion will be deemed to be registered as of the relevant Conversion Date in the name of the Stockholder.

3.7	Ordinary Shares arising on conversion shall be allotted by Regus Group on the Conversion Date and Regus Group shall despatch Certificates for such shares to the Stockholders within fourteen days thereafter.

3.8	Ordinary Shares arising on conversion of the Stock will be credited as fully paid and will rank pari passu in all respects with the Ordinary Shares in issue at the date of conversion of such Stock and will have the right to participate in full in any dividends and distributions declared by Regus Group thereafter.

3.9	In the event a Stockholder converts only some of the Stock Units represented by its Certificate, the Issuer shall issue to it a new Certificate in respect of the balance.

3.10

In the event that the middle market closing share price of Ordinary Shares on the London Stock Exchange as shown on the Official List exceeds 46 pence for any consecutive period of 90 days, the Issuer may, at its option at any time or times thereafter, mandatorily require the conversion of some or all of the Stock Units into Ordinary Shares at the Conversion Price subject to and in accordance with the following provisions of this Condition, provided that in the case of mandatory conversion of some but not all of the Stock Units, the Issuer shall ensure in so far as is practicable that conversions shall be made pro rata to the existing holdings of Stock Units of each Stockholder and Regus Group shall procure that conversions shall be made pro rata to the amounts outstanding in relation to each of the Stock, the B.V. Stock and the RBCC Stock. The Issuer shall give notice to Stockholders and the Trustee if it makes any election to require the conversion of Stock Units and shall give details in such notice of

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the date (which must be at least 14 Business Days after the date on which the notice is deemed to be served) on which mandatory conversion will take place (the “Mandatory Conversion Date”), in which event each Stockholder shall be deemed to give a Conversion Notice on the Business Day immediately prior to such Mandatory Conversion Date.

3.11	Conversion of the Stock Units shall be effected by the board of the Issuer redeeming the Stock Units and applying the redemption moneys to subscribe for the Ordinary Shares on behalf of the Stockholders.

3.12	If at any time an offer is made to all holders of Ordinary Shares (or all such holders other than the offeror and/or any company controlled by the offeror and/or any persons acting in concert with the offeror) to acquire the whole or any part of the issued Ordinary Share capital of Regus Group, Regus Group will, as soon as possible, give notice of such offer to the Stockholders and the Trustee and use all reasonable endeavours to procure that a full and adequate opportunity is given to the Stockholders to exercise their Conversion Rights and that a like offer being one pari passu with the best terms offered to the holders of Ordinary Shares is extended in respect of any Ordinary Shares issued upon exercise of such Conversion Rights. The publication of a scheme of arrangement under Section 425 of the Companies Act providing for the acquisition by any person of the whole or any part of the issued Ordinary Share capital of Regus Group shall be deemed to be the making of an offer for the purposes of this Condition 3.12 and references herein shall be construed accordingly.

3.13	If at any time an offer or invitation is made by Regus Group to all of the holders of Ordinary Shares for the purchase by Regus Group of all or any of the Ordinary Shares, Regus Group shall simultaneously give notice thereof to the Stockholders and the Trustee and the Stockholders shall be entitled at any time while such offer or invitation is open for acceptance to exercise their Conversion Rights in respect of up to a maximum percentage of their Stock as is equal to the percentage produced by the following calculation:

A x 100

B

Where:

A is equal to the number of Ordinary Shares subject to the offer or invitation by Regus Group; and

B is equal to the total number of Ordinary Shares in issue from as at the record date for any such offer or invitation.

3.14	By subscribing or purchasing or being a transferee of Stock Units or causing application to be made for its registration as a Stockholder, each Stockholder:

(A)	irrevocably agrees to be bound by the terms of this Deed and the Trust Indenture;

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(B)	irrevocably authorises and directs the Issuer to effect conversion and to subscribe for and apply the redemption monies of the Stock Units to pay up the Ordinary Shares to which he is entitled; and

(C)	irrevocably agrees to be allotted such shares and to become a member of the Regus Group subject to the Memorandum and Articles of Association of the Regus Group.

4.	Adjustment of Conversion Price

4.1	The Conversion Price shall from time to time be adjusted in such manner as the Independent Auditors confirm to Regus Group and to the Trustee to be, in their opinion, fair and reasonable, upon the happening of any of the following events:

(A)	the issue of Ordinary Shares by way of capitalisation of profits or reserves (except by way of scrip dividend (other than an enhanced scrip dividend));

(B)	an alteration in the nominal value of Ordinary Shares as a result of subdivision or consolidation of Ordinary Shares;

(C)	the issue of securities which by their terms are convertible into or exchangeable for or carry rights of subscription for Ordinary Shares or the grant of any such rights in respect of any existing securities (excluding the issue of the Stock Units or rights granted pursuant to any employee share scheme) for which, or the modification of the terms of any such securities with the result that, the consideration per Ordinary Share receivable therefor by Regus Group upon conversion, exchange or subscription is less than 95 per cent. of the market price per Ordinary Share on the Business Day preceding the date of announcement of the issue or modification (as the case may be) determined as provided in the Deed;

(D)	the issue for cash of Ordinary Shares (other than Ordinary Shares issued on exercise of any rights to acquire Ordinary Shares attached to any securities which by their terms are convertible into or exchangeable for or carry rights of subscription for Ordinary Shares, or Ordinary Shares issued pursuant to any employee share scheme) at a price per Ordinary Share less than 95 per cent. of the market price per Ordinary Share on the business day preceding the date of announcement of the terms of issue of such shares, determined as provided in the Deed;

(E)

the offer by Regus Group or (at the direction or request of or pursuant to any arrangement with Regus Group) any other person of Ordinary Shares or securities convertible into Ordinary Shares in connection with which offer holders of Ordinary Shares as a class are entitled to participate in arrangements whereby such Ordinary Shares or securities may be acquired by them (except where the Conversion Price falls to be adjusted under any other provision of the Deed or would be so adjusted if the relevant issue price of the Ordinary Shares was less than 95 per cent. of the market price per Ordinary Share on the

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Business Day preceding the date of announcement of the issue, determined as provided in the Deed); or

(F)	the making of any capital distribution to the holders of Ordinary Shares or the grant to the holders of Ordinary Shares of rights to acquire assets or cash.

No adjustment will be made where such adjustment would give rise to an adjustment of less than one per cent. of the Conversion Price. Any adjustment not so made will be carried forward cumulatively and taken into account in any subsequent adjustment.

4.2	Regus Group shall notify the Trustee in writing of the adjusted Conversion Price determined by the Independent Auditors under Condition 4.1 as soon as reasonably practicable and in any event by no later than 5 Business Days after the occurrence of any of the events referred to in Condition 4.1.

5.	Repayment, Prepayment, Purchase and Redemption

5.1	If not previously repaid, converted or purchased, the Stock Units will be repaid by the Issuer at par on the Final Redemption Date.

5.2	For the avoidance of doubt, it is acknowledged by the Stockholders that they shall have no right to require repayment, prepayment, purchase or redemption of any Stock Units by the Issuer before the Final Redemption Date, except as expressly provided by the Deed, the Conditions or the Trust Indenture.

5.3	The Issuer shall, on the dates set out below, redeem such amount of the Stock then outstanding such that the percentage of the total Stock which immediately following such redemption will have been redeemed (either on that date or previously), or converted, or purchased pursuant to Condition 5.14, will, as nearly as is reasonably practicable, equal the percentage set out below opposite the relevant date, save that, in calculating as at each date the amount of Stock that has by that time been so redeemed, converted or purchased, it shall be deemed that any redemptions made by that time pursuant only to Conditions 5.4, 5.7, 5.8, 5.9, 5.10 and 5.11 were notionally made, and will be made, in equal amounts on each of the days immediately preceding the relevant dates set out below:

third anniversary of the Issue Date:	20%

fourth anniversary of the Issue Date:	40%

fifth anniversary of the Issue Date:	70%

sixth anniversary of the Issue Date:	100%

5.4

To the extent that the sum of the line items “increase in cash in the year” (as such expression is referred to in Financial Reporting Standard (FRS) 1), as set out in the Consolidated Cash Flow Statement for 2004 and the Consolidated Cash Flow Statement for 2005 exceed £16.3 million (the “Cash Flow Excess”), then subject to the

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provisions of Condition 5.5, an amount equal to the Issuer’s Pro-rata Percentage of fifty per cent. of the Cash Flow Excess shall be used by the Issuer to redeem up to a maximum of twenty per cent. of the value of the Stock then outstanding. Any redemption under this Condition 5.4 shall take place by no later than the earlier of:

(A)	the date falling 5 Business Days following the date on which the audited Consolidated Cash Flow Statement for 2005 has been approved by the Audit Committee of the board of the Issuer; or

(B)	31 July, 2006.

5.5	In the event that redemption is required pursuant to Condition 5.4(B), the Issuer shall redeem an amount which it reasonably estimates will be equal to the amount equal to the Issuer’s Pro-rata Percentage of fifty per cent. of the Cash Flow Excess up to a maximum of twenty per cent. of the value of the Stock then outstanding. In this event, upon the approval by the Audit Committee of the board of the Issuer, of the Cash Flow Statement for 2005, if:

(A)	the actual amount required to be redeemed by the Issuer under Condition 5.4 exceeds the amount redeemed by the Issuer under this Condition 5.5, the Issuer shall, at the same time as, and in addition to the next redemption under Condition 5.3, pay to Stockholders an aggregate amount equal to the excess (apportioned between them pro rata to their respective holdings of Stock); or

(B)	the amount redeemed by the Issuer under this Condition 5.5 exceeds the actual amount required to be redeemed by the Issuer under Condition 5.4, the Issuer shall be entitled to withhold from any future redemptions in respect of the Stockholder, an aggregate amount equal to that excess (apportioned between them pro rata to their respective holdings of Stock).

5.6	For the purposes of Condition 5.4, Regus Group shall use all reasonable endeavours to procure that the Cash Flow Statement for 2005 is approved by the Audit Committee of the board of the Issuer by no later than 30 April, 2006. In the event that the Cash Flow Statement for 2005 is not approved by the Audit Committee of the board of the Issuer by 30 April, 2006, the amount to be redeemed under Condition 5.4 or Condition 5.5, as the case may be, shall accrue interest at the rate referred to under Condition 12 for the period commencing on 1 January, 2006 and ending on the date of payment.

5.7

The Issuer may at any time redeem all or from time to time some only of the Stock. The Issuer shall give notice (the “Issuer Redemption Notice”) (which notice shall be irrevocable) at least 30 days before the date on which redemption shall occur (the “Redemption Date”), unless a shorter period is satisfactory to the Trustee. If less than all of the Stock is to be redeemed under this Condition 5.7, the record date for determining which Stockholders will participate in such redemption shall be selected by the Issuer (in its sole discretion) and notified to the Trustee, provided that the record date shall be not less than 15 days prior to the Redemption Date. The Issuer Redemption Notice shall specify the Redemption Date and a copy of such notice shall be served on the Trustee. Following receipt of the Issuer Redemption Notice, the

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Stockholders may elect, by serving a Conversion Notice in accordance with Condition 3.3, to convert into new Ordinary Shares all or part of the Stock that would otherwise be redeemed. To be effective, the Conversion Notice must be served at least 5 Business Days prior to the Redemption Date.

5.8	For so long as any amount of Stock Units remain outstanding, to the extent that Regus Group or any Holding Company incurs after the Issue Date and has outstanding at any time indebtedness in the nature of borrowings (excluding indebtedness under New Equipment Leases and excluding any Excess (as defined below) previously taken into account in triggering redemptions pursuant to this Condition 5.8) which is not Restricted Indebtedness and which exceeds US $10 million in aggregate principal amount (the “Excess”), the Issuer shall, within 30 days of that time, having first given not less than 20 days’ notice thereof to Stockholders and the Trustee, redeem such nominal amount of the Stock as, when taken together with accrued interest, equates as nearly as is reasonably practicable to the Issuer’s Pro-rata Percentage of fifty per cent. of the amount of the Excess.

5.9	For so long as any amount of Stock Units remain outstanding, if Regus Group or any other member of the Group has incurred, or subsequently incurs, after the Issue Date and there remains outstanding, indebtedness in the nature of borrowings (excluding indebtedness under New Equipment Leases and excluding any Unsubordinated Excess (as defined below) previously taken into account in triggering redemptions pursuant to this Condition 5.9) which is not subordinated to the Stock pursuant to Condition 1.2, and which exceeds US $10 million in aggregate principal amount (such excess being the “Unsubordinated Excess”), the Issuer shall, within 30 days of that time, having first given not less than 20 days’ notice thereof to Stockholders and the Trustee, redeem such nominal amount of the Stock as, when taken together with accrued interest, equates as nearly as is reasonably practicable to the Issuer’s Pro-rata Percentage of the amount of the Unsubordinated Excess.

5.10

(A)	In the event of any Asset Sales during any calendar year after the Issue Date and before the Final Redemption Date which generate Net Proceeds in excess of $7 million in the aggregate (the “Asset Sale Threshold”), the Issuer shall be required to redeem an amount of Stock equal to the Issuer’s Pro-rata Percentage of 50 per cent. of the Net Proceeds from such Asset Sales in excess of the Asset Sale Threshold (the “Asset Sales Redemption Amount”).

(B)	The calculation of the Asset Sales Redemption Amount shall be made as soon as reasonably practicable after the date on which the Group’s consolidated annual audited accounts in respect of the relevant calendar year have been approved by the Audit Committee of Regus Group’s board, and the Asset Sales Redemption Amount shall be paid by the Issuer by no later than 5 Business Days after the date of that calculation.

(C)	Notwithstanding the provisions of Condition 5.10(A), if, at any time during a calendar year:

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(i)	the Asset Sale Threshold has been exceeded; and

(ii)	the Net Proceeds from any single Asset Sale after the Asset Sale Threshold has been exceeded is greater than or equal to $750,000,

the Issuer shall be required to redeem an amount of Stock equal to the Issuer’s Pro-rata Percentage of 50 per cent. of the Net Proceeds from such Asset Sale in excess of the Asset Sale Threshold (an “Interim Asset Sale Redemption Amount”). For the purposes of this Condition 5.10(C) only, only Asset Sales which generate greater than or equal to $750,000 of Net Proceeds shall be taken into account in determining whether or not the Asset Sale Threshold has been exceeded.

(D)	Any Interim Asset Sale Redemption Amount determined in accordance with the provisions of Condition 5.10(C) shall be paid by the Issuer by no later than the date falling 30 days after the date of receipt by Regus Group or any of its Subsidiaries of the Net Proceeds referred to in Condition 5.10(C)(ii).

(E)	The Asset Sales Redemption Amount (if any) determined under Condition 5.10(A) shall be reduced by an amount equal to the sum of all Interim Asset Sale Redemption Amounts paid by the Issuer during the course of the relevant calendar year under Condition 5.10(C).

(F)	Regus Group shall provide to the Trustee, by no later than 5 Business Days after the end of each calendar month, a report of any single Asset Sales which generate Net Proceeds of greater than or equal to $750,000.

5.11	If, at any time whilst Stock remains outstanding, Mark Dixon ceases to be interested (within the meaning set out in Part VI, section 208(2) of the Companies Act 1985) in a minimum of 292 million Ordinary Shares of Regus Group (as adjusted by any subdivision or consolidation or reclassification of Ordinary Shares after the date of this Deed in accordance with Condition 4), then the Issuer shall as soon as reasonably practicable, give notice to the Stockholders and the Trustee and shall, on the date specified in such notice which shall be 30 days after the date of the notice, redeem all of the Stock that remains outstanding at its nominal value together with accrued interest unless, prior to the date of redemption, a Stockholder serves a Conversion Notice in accordance with Condition 3.3.

5.12	All redemptions as are referred to in Conditions 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10 and 5.11 shall be at the nominal amount of the relevant Stock Units together with interest accrued up to (but excluding) the date of redemption but subject to any deduction or withholding required by law.

5.13	In the case of a partial redemption of Stock Units pursuant to Conditions 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10 redemption shall take place on a basis which as nearly as is reasonably practicable is pro rata to each relevant holding of Stock Units.

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5.14	The Issuer may at any time purchase any Stock Units by tender (available to all Stockholders alike) or by private treaty at any price.

5.15	In the case of any redemption or partial redemption of Stock pursuant to this Condition 5, redemption shall take place on a basis which as nearly as is reasonably practicable is pro rata to the amounts outstanding in relation to each of the Stock, the B.V. Stock and the RBCC Stock.

5.16	Any amounts required to be paid by the Issuer under this Condition 5 shall be paid to the paying agent designated as such under the Trust Indenture in accordance with section 2.5 of the Trust Indenture.

5.17	The following are Events of Default:

(A)	the Issuer fails to pay any principal monies or interest on all or any part of the Stock within one month after the due date for payment therefor, provided that, during such period, such failure shall not have been remedied by Regus Group following a demand being made on Regus Group in accordance with the provisions of this Deed and the Trust Indenture;

(B)	Regus Group fails to pay any principal monies or interest within seven days of a demand being made on it in accordance with the provisions of this Deed or the Trust Indenture;

(C)	Regus Group and/or the Issuer fails duly to perform or comply with any material obligation (other than an obligation to pay principal or interest) expressed to be assumed by it in this Deed and the Trust Indenture or there is a material breach of any Warranty and such failure or breach continues for one month after written notice has been given by any Stockholder requiring remedy thereof;

(D)	subject to the provisions of Condition 5.18:

(i)	without prejudice to paragraphs (A) and (B) above, Regus Group or the Issuer fails to pay any indebtedness of Regus Group or the Issuer (as the case may be) within one month after the due date for payment therefor, or within one month after the date on which it is declared to be or otherwise becomes due and payable by reason of any actual or potential default prior to its specified maturity or within one month after the date on which any creditor of Regus Group or the Issuer (as the case may be) becomes entitled to declare any such indebtedness due and payable prior to its specified maturity;

(ii)

Regus Group or the Issuer (as the case may be) is (or is, or could be, deemed by law or a court to be) insolvent or unable to pay its debts (as defined in section 123 of the Insolvency Act 1986), stops, suspends or threatens to stop or suspend payment of all or any part of its indebtedness or commences negotiations with any one or more of its creditors with a view to the general readjustment or re-scheduling of all

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or any part of its indebtedness or makes a general assignment for the benefit of, or composition with, its creditors or a moratorium is agreed or declared in respect of, or affecting, all or a material part of its indebtedness;

(iii)	a distress, attachment, execution or other legal process is levied, enforced or sued out on or against all or any part of the assets of Regus Group or the Issuer (as the case may be) and is not discharged or stayed within 5 Business Days; and

(iv)	Regus Group or the Issuer (as the case may be) takes any corporate action or other steps are taken or legal or other proceedings are started for its winding-up, dissolution or re-organisation (other than for the purposes of a bona fide, solvent scheme of reconstruction or amalgamation) or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets provided that it shall not be an Event of Default under this Condition 5.17(D)(iv) if a petition has been served in relation to the winding-up of Regus Group or the Issuer (as the case may be), and within 5 Business Days of the date on which that petition was served, it is subsequently withdrawn and/or Regus Group or the Issuer has settled in full any claims in respect of which the petition was served (provided, in either case, that the petition has not been published in the London Gazette);

(E)	if any of the statements made under paragraphs (A), (C), (D), (F) or (G) of Clause 10.1 would be untrue or inaccurate immediately prior to any issue of new Ordinary Shares pursuant to this Deed and the Trust Indenture (“Issue”) and admission to listing on the Official List of such new Ordinary Shares (“Admission”), with reference to the facts and circumstances then subsisting;

(F)	immediately prior to Issue or Admission, Regus Group or the Issuer is involved in any civil, criminal, arbitration, administration or other proceedings in any jurisdiction connected in any way with this Deed or the Trust Indenture; and

(G)	any event of default occurs under the deed under which the B.V. Stock is constituted or under the deed under which the RBCC Stock is constituted and Regus Group fails to serve a Non-Impairment Notice within 5 Business Days of the occurrence of any such event of default;

(H)	Regus Group fails to serve a Non-Impairment Notice within 5 Business Days of each occurrence of any of the events referred to in paragraph (D) above in relation to any Significant Operating Member,

and the Issuer and/or Regus Group shall notify the Trustee and each of B.V. and RBCC immediately on each and every occurrence of any of the above-mentioned events.

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5.18	The events referred to in Condition 5.17(D) in relation to the Issuer shall not be Events of Default if:

(A)	the Issuer has, prior to the occurrence of any of the events referred to in Condition 5.17(D), transferred all or substantially all of its assets (the “Transferred Assets”), to one or a maximum of two other companies within the Group (each a “Transferee”);

(B)	any such Transferee is a company incorporated in either England and Wales, the United States or the Netherlands;

(C)	any such Transferee agrees pursuant to the deed of adherence, the form of which is attached in Schedule 5, upon such transfer, to become a joint and several co-obligor with the Issuer in respect of all of the Issuer’s obligations under this Deed and the Trust Indenture, and agrees to be bound by all of the terms and conditions of this Deed and the Trust Indenture with effect from the date of transfer and the Trust Indenture as if it was the Issuer under this Deed and the Trust Indenture (and accordingly all of the Events of Default which apply to the Issuer under this Deed and the Trust Indenture shall also apply to any such Transferee);

(D)	none of the events referred to in Condition 5.17(D) have occurred in relation to any such Transferee; and

(E)	the transfer referred to in Condition 5.18 does not in itself result in any Event of Default occurring under Condition 5.17.

5.19	For the purposes of Condition 5.18(A):

(A)	if the Issuer transfers the Transferred Assets to a single Transferee (the “Single Transferee”), that Single Transferee shall also be entitled to transfer the Transferred Assets to another company within the Group (the “Subsequent Transferee”) but subject to the provisions of Condition 5.18 (in which case references in Condition 5.18 to the Issuer shall be read as being references to the Single Transferee and references to the Transferee shall be read as being references to the Subsequent Transferee provided that the Subsequent Transferee shall not be entitled to make any further transfer of the Transferred Assets unless it obtains the prior approval of the Stockholders holding not less than 75 per cent. in aggregate principal amount of the Stock outstanding). For the avoidance of doubt, in the circumstances where a Single Transferee has transferred the Transferred Assets to a Subsequent Transferee, it will not constitute an Event of Default in itself if any of the events referred to in Condition 5.17(D) have occurred in relation to the Single Transferee;

(B)	if the Issuer transfers the Transferred Assets to two Transferees, those Transferees shall not be entitled to make any further transfers of the Transferred Assets unless they obtain the prior approval of the Stockholders holding not less than 75 per cent. in aggregate principal amount of the Stock outstanding.

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5.20	A Non-Impairment Notice for the purposes of Condition 5.17 means a notice prepared by Regus Group, addressed to the Trustee and dated as of the date of each occurrence of the relevant event or events referred to in Condition 5.17(G) or Condition 5.17(D) (as applied through Condition 5.17(H)), stating that, to the best of Regus Group’s knowledge, information and belief (after due investigation and having consulted with the Auditors and taken any other professional advice that Regus Group might reasonably be expected to take in connection therewith), the occurrence of such event or events will not and cannot reasonably be expected, individually or in combination with any other events or circumstances (including for the avoidance of doubt the circumstances relating to any previous Non-Impairment Notices issued by Regus Group in connection with any of the matters referred to in Condition 5.17(G) or Condition 5.17(D) (as applied through Condition 5.17(H)) to materially adversely affect the ability of the Issuer and Regus Group to perform their obligations in respect of any of their indebtedness including, without limitation, their respective obligations under this Deed and the Trust Indenture and (to the extent relevant) in respect of the B.V. Stock and the RBCC Stock, but excluding their obligations in respect of any inter-company indebtedness between the Issuer or Regus Group (as the case may be) and any member of the Group. For the purposes of this Condition 5.20, in the event that the Issuer has transferred all or substantially all of its assets to any Transferee under Condition 5.18, any Non-Impairment Notice issued by Regus Group under this Condition 5.20 shall relate to the ability of the Issuer and any such Transferee’s joint ability to service their obligations in respect of any of their indebtedness, and not to the Issuer’s ability alone.

5.21	For so long as any amount under the Stock Units remains outstanding, Regus Group will procure that neither Regus Group nor any other member of the Group, in connection with any indebtedness it incurs, will agree to any covenant which would preclude any such company from making transfers of any amount to the Issuer which would reasonably be expected to be necessary for the Issuer to make any payment of any amount due and owing in relation to the Stock Units under this Deed or the Trust Indenture.

6.	Acceleration

6.1	If an Event of Default (other than an Event of Default specified in Conditions 5.17(D), 5.17(G) or 5.17(H)) occurs and is continuing, then and in every such case the Trustee or the Stockholders holding not less than 25 per cent. in aggregate principal amount of the Stock outstanding may, and the Trustee upon the request of the Stockholders holding not less than 25 per cent. in aggregate principal amount of the Stock outstanding shall, declare the principal of all the Stock to be due and payable immediately in an amount equal to the principal amount of the Stock, together with accrued and unpaid interest to the date the Stock becomes due and payable, by a notice in writing to the Issuer and, upon the delivery of any such notice such principal and all interest and other amounts shall become due and payable, immediately. If an Event of Default specified in Conditions 5.17(D), 5.17(G) or 5.17(H) occurs and is continuing, then the principal of all the Stock shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Stockholder.

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6.2	At any time after the delivery of a notice referred to in Condition 6.1, and before a judgment for payment of the money due has been obtained by the Trustee, the Stockholders of a majority in principal amount of the Stock outstanding, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)	all sums paid or advanced by the Trustee in relation to the Event of Default including, without limitation, reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(B)	all interest on all Stock up to the date of payment;

(C)	the principal of any Stock which have become due otherwise than by such notice of acceleration and interest thereon at the rate applicable to the Stock; and

(D)	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate applicable to the Stock; and

all Events of Default, other than the non-payment of principal of the Stock, which have become due solely by such notice of acceleration, shall have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right in relation thereto.

7.	Method of Payment

Payment of the principal monies and interest payable upon the Stock, or any part thereof, may be made by cheque, warrant or money order sent through the post at the risk of the Stockholder to the registered address of the Stockholder or, in the case of joint Stockholders, to the registered address of that one of them who is first named on the Register (or to such person and to such address as the Stockholder or joint Stockholders may in writing direct) or by a bank or other funds transfer system to such account as the Stockholder or joint Stockholders shall in writing direct. Every such cheque, warrant or money order shall be made payable to the order of the person to whom it is sent (or to such person as the Stockholder or joint Stockholders may in writing direct) and payment of the cheque, warrant or money order shall be a satisfaction of the principal and interest represented thereby.

8.	Surrender of Certificate and Prescription

8.1

Every Stockholder any part of whose Stock Units are due to be repaid under any of the provisions of these Conditions shall, not later than the due date for such repayment, deliver the relevant Certificates for such Stock Units to the registered office of the Issuer or as it shall direct. Unless payment of the amount due to be repaid has already been made in accordance with Condition 5 above, upon such delivery and against a receipt for the principal moneys payable in respect of the Stock Units to be repaid, the Issuer shall pay to the Stockholder the amount payable to it in respect of such repayment in accordance with Condition 5. If part only of any Stock Unit(s) as evidenced by the

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relevant Certificate so delivered is then due to be repaid, the Issuer shall either endorse such Stock Unit with a memorandum of the date and amount paid to the holder of such Stock Unit and return it to the Stockholder or shall cancel such Stock Unit and without charge issue to such Stockholder a new Stock Unit for the balance of the principal amount due to it.

8.2	If any Stockholder, any part of whose Stock Units is liable to be repaid under these Conditions, shall fail or refuse to deliver up the Certificate(s) for such Stock Units at the time and place fixed for repayment thereof or should fail or refuse to accept payment of the repayment monies payable in respect thereof, the monies payable to such Stockholder shall be set aside by the Issuer and paid into a separate bank account and held by the Issuer in trust for such Stockholder but without interest and such setting aside shall be deemed for all the purposes of these Conditions to be a payment to such Stockholder and the Issuer shall thereby be discharged from all obligations in connection with such Stock Units. If the Issuer shall place the said monies on deposit at a bank, the Issuer shall not be responsible for the safe custody of such monies or for interest thereon except such interest (if any) as the said monies may earn whilst on deposit, less any expenses incurred by the Issuer in connection therewith. Any such amount so paid or deposited, which remains unclaimed after a period of 10 years from the making of the payment or deposit, shall revert to the Issuer notwithstanding that in the intervening period the obligation to pay the same may have been provided for in the books, accounts and other records of the Issuer.

9.	Cancellation

All Stock Units purchased by the Issuer, converted, redeemed or repaid pursuant to the Deed, these Conditions or the Trust Indenture, shall be cancelled and shall not be available for reissue.

10.	Title of Stock Units

10.1	The Issuer shall recognise the registered holder of the Stock Units as the sole absolute owner of the Stock Units and shall not be bound to take notice of or to see to the execution of any trust whether express implied or constructive to which the Stock Units may be subject. The receipt of such person (or in the case of joint holders of any one of such holders) for the moneys payable upon the redemption or repayment of the Stock Units shall be a good discharge to Regus Group notwithstanding any notice it may have, whether express or otherwise, of the right, title, interest or claim of any other person to or in the Stock Units or interest payable thereon. No notice of any trust whether express, implied or constructive shall (except as provided by any statutory provision or as required by an order of a court of competent jurisdiction) be entered on the Register in respect of any Stock Units.

10.2	Every Stockholder shall be recognised by Regus Group as entitled to his Stock Units and any sums payable by Regus Group thereafter (and to transfer the same) free from any equity, set-off or cross-claim on the part of Regus Group against the original or any intermediate holder of the Stock Units.

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11.	Transfer of Stock Units

11.1	Every Stockholder shall be entitled to sell or transfer the whole or any part of the Stock (being an amount or multiple of US $1,000). The transfer shall be by an instrument in writing in the usual common form. There shall not be included in any instrument of transfer any stock other than the Stock Units as constituted by the Deed.

11.2	Every instrument of transfer shall be signed by the transferor and the transferee shall be deemed to be the owner of the Stock Units from the date of registration of the transfer.

11.3	Every instrument of transfer must be left at the registered office of Regus Group from time to time for registration accompanied by the Certificate of the Stock Units to be transferred. No fee will be charged by Regus Group for the registration of any transfer. However, subject to any amendment or repeal of applicable legislation, UK stamp duty may be payable on the transfer of the Stock Units by the transferee.

11.4	All instruments of transfer which shall be registered shall be retained by Regus Group for a period of six years, after which they may be disposed of.

12.	Default Interest

If the Issuer does not pay any sum payable under this Deed or the Trust Indenture on the due date for payment, the Issuer shall pay interest on such sum for the period beginning on such due date until full discharge of the outstanding sum at the applicable rate referred to in Condition 2.1 plus two per cent.

13.	Loss of Certificate

If any Certificate issued in respect of the Stock Units shall be worn out or defaced, then on production of the Certificate to the Issuer, the Issuer shall cancel the same and issue a new Certificate in lieu of the worn out or defaced Certificate. If any Certificate is lost or destroyed then, in the case of destruction, on proof thereof to the satisfaction of the Issuer, or in the default of proof of destruction or in the case of loss, on such indemnity as the Issuer and the Trustee may reasonably deem adequate being given, a new Certificate in lieu of that Certificate may be given to the person entitled to such lost or damaged Certificate. An entry as to the issue of the new Certificate and indemnity (if any) shall be made in the Register.

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SCHEDULE 3

FORM OF CONVERSION NOTICE

[Date]

To: The Directors

• [PLC]

[Registered Address]

We hereby exercise the Conversion Rights over [US $]        in nominal value (being [some] or [all]) of the Stock Units represented by this Certificate.

Signed
Full Name
Address

We hereby direct Regus Group to allot the Ordinary Shares to be issued pursuant to this conversion in the following numbers and to the following proposed allottees:

No. of Shares	Name of Proposed Allottee	Address of Proposed Allottee
1.
2.
3.
4.

We hereby request that Certificate(s) for such Shares be sent by post to us at the first address shown above or to the agent lodging the Certificate as mentioned below. We agree that such Ordinary Shares are allotted subject to the Memorandum and Articles of Association of Regus Group.

Signed
Full Name
Address

Lodged by: (agent to whom Certificate(s) should be sent)

Name of Agent
Address

SCHEDULE 4

THE PROVISIONS

1.	Convening a meeting

1.1	The Directors may at any time and shall, upon a request in writing signed by Stockholders holding not less than twenty five per cent. in aggregate principal amount of the Stock outstanding, convene a meeting of the Stockholders.

1.2	Any general meeting called for the passing of any resolution by Stockholders in relation to the Stock under this Deed or the Trust Indenture shall be called by at least twenty-one clear days’ notice. The notice shall specify the place, the day and the time of the meeting, the general nature of the business to be transacted and the terms of any resolutions to be proposed. Subject to the provisions of this Schedule 4, notices shall be given to the Trustee, to all Stockholders, to all persons entitled to Stock in consequence of the death or bankruptcy of a Stockholder, to the Directors and to the Auditors. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive it shall not invalidate the proceedings at the relevant meeting.

2.	Quorum

The question as to whether resolutions have been passed will be decided with reference to the aggregate principal amount of Stock outstanding from time to time, or, in the case of resolutions relating to the appointment of the chairman or adjournment of the meeting, the aggregate principal amount of Stock outstanding and represented at the meeting. Accordingly there will be no quorum requirements in respect of meetings.

3.	Chairman

The chairman (if any) of the Directors, or in his absence the vice-chairman or in the absence of both of them some other director nominated by the Directors, shall preside as chairman of the meeting but if no such person is present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their number present to be chairman and if there is only one Director present and willing to act he shall be chairman. If no Director is willing to act as chairman, or if no Director is present within five minutes after the time appointed for holding the meeting, the Stockholders present and entitled to vote holding in aggregate a majority in principal amount of Stock outstanding and represented at the meeting (the “Majority Stockholders Present”) shall choose one of their number to be chairman.

4.	Persons Entitled To Attend And Speak

A Director or the secretary of the Issuer and/or Regus Group and any other person authorised for that purpose by the Directors shall, notwithstanding that he is not a Stockholder, be entitled to attend and speak at any meeting of Stockholders.

5.	Adjournment

The chairman may with the consent of the Majority Stockholders Present, and shall if so directed by the Majority Stockholders Present, adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give notice of an adjourned meeting.

6.	Passing Of Resolutions

6.1	Save as otherwise specified in this Schedule 4, a resolution put to the vote of a meeting shall be decided with reference to prescribed percentages, as specified, under this Deed or the Trust Indenture, of the aggregate principal amount of Stock then outstanding.

6.2	In the event that any resolution is required to be put to the vote of a meeting, and no percentage is prescribed under this Deed or the Trust Indenture in relation to the aggregate principal amount of Stock then outstanding which is required to vote in favour of a resolution, in order for that resolution to be passed then any such resolution shall be passed by Stockholders who hold, in aggregate, a majority of principal amount of Stock then outstanding.

6.3	Subject to the provisions of paragraph 6.4, any resolution put to the vote of a meeting shall be taken by a poll either immediately or after such adjournment as the chairman may direct (not being more than thirty days after the date on which the resolution is put to a meeting) and the result of such poll shall be deemed to be a resolution of the meeting at which the resolution was proposed.

6.4	Any poll taken at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

6.5	In the case of any poll not taken immediately, at least seven days’ notice shall be given specifying the time, date and place at which the poll is to be taken.

6.6	A poll shall be taken as the chairman may direct and he may appoint scrutineers (who need not be Stockholders) and fix a time, date and place for declaring the result of the poll. The result of the poll shall be deemed to be the relevant resolution of the meeting at which the poll was demanded.

7.	Votes

7.1

In determining whether or not a resolution has been passed, each Stockholder shall be regarded as having one vote for every US$1 in aggregate principal amount of Stock outstanding in respect of which he is the holder, and reference will be had to the aggregate principal amount of Stock outstanding from time to time, or, in the case of resolutions relating to the appointment of the chairman or adjournment of the meeting, to the aggregate principal amount of Stock outstanding and represented at the meeting.

7.2	In the case of joint holders the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders and seniority shall be determined by the order in which the names of the holders stand in the Register.

7.3	No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote except at the meeting or adjourned meeting at which the vote objected to is tendered. Subject to any objection made in due time, every vote counted and not disallowed at the meeting shall be valid and every vote disallowed or not counted shall be invalid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

7.4	A Stockholder entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.

8.	Proxies

8.1	A Stockholder may appoint a proxy to attend any meeting and vote on his behalf. A proxy need not be a Stockholder. A deed appointing a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the appointor. A corporation may execute a form of proxy either under its common seal or under the hand of a duly authorised officer. A Stockholder may appoint more than one proxy to attend on the same occasion. Deposit of a deed of proxy shall not preclude a Stockholder from attending and voting at the meeting or at any adjournment of it.

8.2	The form of proxy and any authority under which it is executed or a copy of the authority certified notarially or in some other way approved by the Directors shall:

(A)	be deposited with the Trustee (a copy to be deposited at the Issuer’s registered office) or at such other place as is specified in the notice convening the meeting or in any form of proxy sent out by the Issuer in relation to the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of proxy proposes to vote; or

(B)	in the case of a poll taken more than 24 hours after it was directed to be taken by the Chairman, be deposited as aforesaid after the poll has been directed to be taken by the Chairman, and not less than 24 hours before the time appointed for taking the poll; or

(C)	where the poll is not taken immediately but is taken not more than 24 hours after it was directed to be taken by the Chairman, be delivered at the meeting in question or at any adjournment of it to the chairman or to the secretary or to any other Director, and a form of proxy which is not deposited or delivered in a manner so permitted shall be invalid.

8.3	Any vote given by a proxy shall be valid notwithstanding the previous withdrawal of the authority of the person voting, unless notice of that withdrawal was received by the Issuer at its registered office, or at such other place at which the form of proxy was duly deposited, before the commencement of the meeting or adjourned meeting at which the vote is given or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

8.4	The Directors may at the Issuer’s expense send forms of proxy to Stockholders by post or otherwise (with or without provision for their return prepaid) for use at any meeting either in blank or nominating in the alternative any one or more of the Directors or any other person. If for the purpose of any meeting, forms of proxy are issued at Issuer’s expense, they shall be issued to all (and not to some only) of the Stockholders entitled to be sent a notice of the meeting and to vote at it. The accidental omission to send such a form of proxy or give such an invitation to, or the non-receipt thereof by, any Stockholder entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

9.	Written Resolutions

A resolution in writing signed by Stockholders holding the prescribed percentage, as specified under this Deed or the Trust Indenture, of principal amount of Stock then outstanding, who are at the relevant time entitled to receive notice of meetings in accordance with the provisions of this Deed and the Trust Indenture, shall for all purposes be as valid and effective as a resolution passed at any duly convened meeting. Such a resolution in writing may be contained in one document or in several documents in like form each signed by one or more Stockholders.

10.	Minutes

Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and shall be available for inspection by Stockholders during normal business hours on reasonable notice being given to the Issuer. The Issuer shall procure that copies of the minutes of all such resolutions and proceedings shall be kept by the Trustee.

SCHEDULE 5

DEED OF ADHERENCE

THIS SUPPLEMENTAL AGREEMENT is made on              200[    ]

BETWEEN

(1)	REGUS PLC a company incorporated under the laws of England and Wales with registered number 3548821 having its registered office at (hereinafter called the “Transferor”);

(2)	REGUS GROUP PLC a company incorporated under the laws of England and Wales with registered number 04868977 having its registered office at (hereinafter called the “Regus Group”);

(3)	• a company incorporated under the laws of [England and Wales with registered number • having its registered office] [ [relevant US State/the Netherlands] whose principal place of business is] at [ (hereinafter called the “Transferee”)]; [and]

[(4)	• a company incorporated under the laws of [England and Wales with registered number • having its registered office][ [relevant US State/the Netherlands] whose principal place of business is] at , collectively referred to hereinafter as the “Transferees” and “Transferee” shall be construed accordingly)]

SUPPLEMENTAL TO

(i)	a Deed Poll dated 2003 entered into between the Transferor and Regus Group; and

(ii)	a Trust Indenture dated 2003 entered into between Regus Business Centre B.V., the Transferor, Regus Group and [the Trustee]

in each case and as from time to time amended, varied, novated or supplemented (the “Principal Agreements”).

WHEREAS:

(A)	The Transferor intends to transfer to the Transferee[s] all or substantially all of its assets subject to the Transferee[s] entering into this Supplemental Agreement.

(B)	The Transferee[s] [has][have] agreed to enter into this Supplemental Agreement.

IT IS HEREBY AGREED as follows:

1.	Words and phrases defined in the Principal Agreements shall have the same meaning when used in this Supplemental Agreement.

2.	[The][Each] Transferee hereby undertakes to and covenants with all the parties to the Principal Agreements and undertakes and covenants for the benefit of the Stockholders to comply with the provisions of and to perform all the obligations in the Principal Agreements on a joint and several basis with the Transferor and agrees to be bound by all of the terms and conditions of the Principal Agreements with effect from the date of this Deed and the Transferee[s] shall become [a party][parties] to the Principal Agreements as if the Transferee[s] had been named in the Principal Agreements as [a] co-obligor[s] of the Transferor and, for the avoidance of doubt, the provisions relating to indebtedness under Conditions 1.1, 1.2, 5.8 and 5.9 shall apply to any existing indebtedness of [the][each] Transferee as at the date of this Deed.

3.	[The][Each] Transferee warrants to each of the parties to the Principal Agreements and for the benefit of the Stockholders that:

3.1	it has the power to enter into and to exercise its rights and to perform its obligations under the Principal Agreements and this Supplemental Agreement;

3.2	it has taken all necessary action to authorise and facilitate the execution of this Supplemental Agreement and the performance of its obligations under the Principal Agreements;

3.3	the obligations expressed to be assumed by it by the execution of this Supplemental Agreement are legal, valid and binding;

3.4	neither its execution of this Supplemental Agreement nor its performance of its obligations under the Principal Agreements expressed to be assumed by it under this Supplemental Agreement will contravene any provision of:

3.4.1	any existing law, treaty or regulation which is binding upon it;

3.4.2	its Memorandum or Articles of Association or other constitutional documents; or

3.4.3	any obligation (contractual or otherwise) which is binding upon it or upon any of its assets;

3.5	to the best of its knowledge having made reasonable enquiries, all consents, licences and approvals and all authorisations of, exemptions by or registrations with or declarations by, any governmental or other authority required by it with respect to this Supplemental Agreement and the Principal Agreements have been obtained or made, are valid and subsisting and will not be contravened by the execution of this Supplemental Agreement or its performance of the Principal Agreements.

4.	The parties to this Supplemental Agreement agree that save as hereby provided all provisions of the Principal Agreements shall remain in full force and effect.

THIS SUPPLEMENTAL AGREEMENT has been duly executed as a deed on the date stated above.

EXHIBIT C

THE RBCC DEED POLL

To be submitted as a “delaying amendment” pursuant to 17 C.F.R. 260.7a-9